                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549
                            ----------------------


                                   FORM 8-K

                                CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported)   August 2, 1994


                                  AGWAY INC.
          (Exact name of registrant as specified in its charter)


Delaware                           2-22791                        15-0277720
- ----------------------------------------------------------------------------
(State or other jurisdiction     (Commission                   (IRS Employer
of incorporation)                 File Number)            Identification No.)


333 Butternut Drive, DeWitt, New York                               13214
- ----------------------------------------------------------------------------
(Address of principal executive offices)                        (Zip Code)



   Registrant's telephone number, including area code    (315) 449-6431

Item 5.  Other Events

One of Agway Inc.'s significant investments, Curtice Burns Foods, Inc., has filed a Form 8-K as of August 2, 1994, to disclose certain events related to the proposed sale of Curtice Burns Foods, Inc. A copy of that Form 8-K is attached.

Agway Inc., through its wholly owned subsidiary Agway Holdings, Inc. ("AHI"), owns approximately 34% of the outstanding common stock of Curtice Burns Foods, Inc. AHI's ownership consists of 13% of the Class A common stock and 99% of the Class B common stock. The Class A common stock is publicly traded on the American Stock Exchange. Agway Inc., through its ownership of the Class B common stock, is entitled to elect 70% of the Board of Directors of Curtice Burns Foods, Inc.

                                 SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                       AGWAY INC.
                                                      (Registrant)







Date   August 23, 1994                     By  /s/ PETER J. O'NEILL
       ------------------------               -----------------------------
                                                   Peter J. O'Neill
                                                Senior Vice President
                                            Corporate Finance and Control
                                          (Principal Financial Officer and
                                              Chief Accounting Officer)

                  SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


     Date of Report              August 2, 1994
                    (Date of earliest event reported)

                       CURTICE-BURNS FOODS, INC.
        (Exact name of registrant as specified in its charter)

        New York                 1-7605           16-0845824
     (State or other juris-     (Commission      (IRS Employer
     diction of incorporation)   File Number) Identification No.)

                     90 Linden Place, P.O. Box 681
                          Rochester, NY 14603
               (Address of principal executive offices)

                             (716) 383-1850
          (Registrant's telephone number, including area code)

     Item 5.  Other Events

               As previously announced, on July 11, 1994, the Company commenced arbitration proceedings against Pro-Fac Cooperative, Inc. ("Pro-Fac") under the Integrated Agreement. The Company's Demand for Arbitration is attached as an exhibit to the Company's Form 8-K dated July 11, 1994. On August 2, 1994, the Company filed a petition in the Supreme Court of New York for an order compelling Pro-Fac to proceed with the arbitration.

               On August 4, 1994, Pro-Fac served the Company with Pro-Fac's Response and Counterdemand for Arbitration, a copy of which is attached as Exhibit 1 hereto (the "Response"). In the Response, Pro-Fac asserted (1) that Pro-Fac is entitled to a 50% share of the profits from the consummation of the pending acquisition proposal from Dean Foods Company ("Dean"), which share Pro-Fac calculates to be greater than $5.75 per share, (2) that the Company cannot terminate the Integrated Agreement until, at the earliest, June 1996,
     (3) that the book value of Pro-Fac's assets for the purposes of calculating the price at which the Company may buy those assets and terminate the Integrated Agreement should not take into account specified writedowns by the Company of those assets, (4) that the Company is in default under the Integrated Agreement for improper termination of crops and
     (5) that the Company is in default under the Integrated Agreement for failing to manage the business of Pro-Fac. Pro-Fac also claimed damages that it estimated at more than $50 million. In the Response, Pro-Fac also generally denied the Company's allegations in its Demand for Arbitration.

               The Company believes that Pro-Fac's allegations are without merit and intends to resist them vigorously.

               On August 5, 1994, and August 9, 1994, the Company received letters from Pro-Fac setting forth a proposal by Pro-Fac to acquire all the outstanding common stock of the Company for $19 per share in cash. Copies of the letters from Pro-Fac are attached as Exhibits 2 and 3 hereto. The Company does not expect to take any definitive action with respect to the Pro-Fac proposal until a number of contingencies involved in the proposal have been clarified or resolved. A copy of the Company's press release relating to the Pro-Fac proposal is attached as Exhibit 4 hereto.

               Pursuant to the requirements of the Securities
     Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   CURTICE-BURNS FOODS, INC.


     Date:  August 12, 1994        By:  /s/ J. William Petty
                                      J. William Petty, President
                                      and Chief Executive Officer

                             EXHIBIT INDEX


     Response and Counterdemand for Arbitration by
       Pro-Fac Cooperative, Inc. dated August 3, 1994  . . . .  1

     Letter from Pro-Fac Cooperative, Inc., dated
       August 4, 1994  . . . . . . . . . . . . . . . . . . . .  2

     Letter from Pro-Fac Cooperative, Inc., dated
       August 9, 1994  . . . . . . . . . . . . . . . . . . . .  3

     Press release dated August 12, 1994 . . . . . . . . . . .  4

                                 EXHIBIT 1




     -------------------------------

     In the matter of an
     arbitration between

     CURTICE BURNS FOODS, INC.,

                         Claimant,

               -against-

     PRO-FAC COOPERATIVE, INC.,

          Respondent and
          Counterclaimant.

     -------------------------------

              RESPONSE AND COUNTERDEMAND FOR ARBITRATION
                     BY PRO-FAC COOPERATIVE, INC.

               Pro-Fac Cooperative Inc. ("Pro-Fac") submits this

     response and counterdemand to the demand for arbitration by

     Curtice-Burns Foods, Inc. ("Curtice-Burns") dated July 8,

     1994.


                              Basic Facts

               1.  Pro-Fac and Curtice-Burns were formed as a

     joint enterprise in 1961 (the "Enterprise") and have

     operated continuously since that time.  The general terms of the Enterprise are set forth in an Integrated Agreement

     between them, which has been amended and restated from time to time (the "Agreement").  A copy of the Agreement is

     attached as Exhibit A.  The terms of the Enterprise have

     also been supplemented and interpreted by the operating experience and practice of the parties working together under the Agreement for over thirty years.

               2.  The Enterprise was organized by Agway Inc., a

     farmers' supply cooperative ("Agway"), which owns nearly all the class B shares of Curtice-Burns entitling it to elect

     70% of the Curtice-Burns board of directors.  Agway thereby controls Curtice-Burns.

               3.  In the operation of the Enterprise, Curtice-

     Burns, a food processor, receives investment capital and

     other financing from Pro-Fac, a farmers' cooperative with

     over 700 members.  Pro-Fac bears the typical risks and

     enjoys the rewards of an equity investment:  Pro-Fac profits from the success of the Enterprise and shares with Curtice-

     Burns its losses.  Pro-Fac and Curtice-Burns each also

     benefit from, respectively, a steady market for, and supply of, the crops used in Curtice-Burns products.

               4.  Both Curtice-Burns's shareholders and the

     members of Pro-Fac have invested substantial equity in the

     Enterprise.  The Curtice-Burns shareholders, including

     Agway, have equity of approximately $80 million in the

     Enterprise.  The Pro-Fac members have approximately $150

     million in equity invested in the Enterprise.  This includes approximately $80 million of common equity, referred to in the Agreement as Pro-Fac's "deemed equity" in Curtice-Burns.

     Pro-Fac also uses its long term borrowing capacity to pass through low cost financing from the federal farm credit

     system.

               5.  Pro-Fac provides this capital, totalling

     approximately $297 million as of June 1994, through its

     deemed equity, loans, purchase and ownership of facilities and intangibles, and deferrals of crop payments.

               6.  The Agreement includes complicated formulas to

     determine the profit split of the Enterprise but primarily allocates profit and losses in proportion to the deemed

     equity of Pro-Fac and Curtice-Burns's shareholders' equity.

     The Boards of Directors of both companies annually have

     agreed, as permitted under Section 51(d) of the Agreement,

     to split the profits and losses on a 50-50 basis.

               7. Under the Agreement, Curtice-Burns is charged

     with managing Pro-Fac.  It thereby assumes fiduciary duties to Pro-Fac in addition to its duties to its Class A and

     Class B shareholders.  Over the years, Curtice-Burns has

     recommended and managed Pro-Fac's investments and managed

     the Enterprise as a whole with the goal of balancing both

     current income and long-term growth for Pro-Fac as well as the Curtice-Burns shareholders.  Pro-Fac's reasonable

     expectation in acquiescing in the recommended investments

     and in allowing Curtice-Burns to manage Pro-Fac was that

     Pro-Fac would get its fair return, both currently and long-

     term, from these investments.

               8.  As the businesses evolved, Curtice-Burns

     expanded into food processing areas not directly relevant to

     Pro-Fac farmers, such as meat snacks and chili.  Pro-Fac

     continued to accede to the investments as requested by

     Curtice-Burns, purchasing these facilities in Pro-Fac's own name and providing the initial capital, as well as much of the working capital, in exchange for half of the profits and losses of the Enterprise.

               9.  The arrangement has been commonly

     characterized by Curtice-Burns as a joint venture, including in recent speeches and letters by the Chief Executive

     Officer of Curtice-Burns.  (Examples of these are attached as Exhibit B.)  The Agreement itself in some places refers to the venture as a "financing" arrangement and in others

     refers to Pro-Fac's equity investment; it also states that the arrangement is not a "partnership".  These

     characterizations were intended to comply with definitions of those terms in tax law, and particularly to special

     provisions applicable to farm cooperatives.  These

     characterizations were agreed by both parties to be

     beneficial to the Enterprise.

               10.  The real economic effect of the venture - for

     example, the obligation by Pro-Fac to take half the losses on asset sales - bears no resemblance to any conventional

     financing mechanism.  It has virtually all the basic char-

     acteristics of a long-term equity investment and joint

     venture.

               11.  The Agreement contains a provision for

     termination, providing that Curtice-Burns can terminate the

     Agreement and repay to Pro-Fac its book value of the assets

     (Agreement, paragraph 36).  The Agreement nowhere permits

     Curtice-Burns, while managing Pro-Fac, to organize a

     transaction with an extraordinary gain in such a manner as to keep Pro-Fac from securing its half of the profit

     resulting from the appreciation in value of Pro-Fac's

     investment.  Nor is there any provision in the Agreement

     that contemplates the sale or liquidation of Curtice-Burns's share of the Enterprise, or Pro-Fac's rights in that event.

               12.  By its express terms, the Agreement, upon

     termination, remains in effect through the end of the period that Pro-Fac is obligated to process crops from its members.

     That provision of Section 36 states:

               this Agreement . . . shall remain in effect until such crops are processed and marketed.

     Those commitments continue through June 1995 for about half of the members, June 1996 for many more members, and longer for certain new members.

               13.  The termination provision, which has remained

     largely unchanged since 1961, was included in the Agreement to provide a mechanism allowing Curtice-Burns to operate

     independently if the then newly formed venture between

     processors and growers did not prove workable.  Upon

     termination under the Agreement, Curtice-Burns is required to pay Pro-Fac its book value.  Book value is nowhere

     defined, but the intent is to assure repayment to Pro-Fac of its investment.  The Agreement provides safeguards that

     would not permit Curtice-Burns to have the unilateral right to reduce what it has to pay Pro-Fac under this provision.

               14.  Pro-Fac has the right to terminate the

     Agreement upon a default by Curtice-Burns.  Under

     paragraph 25 of the Agreement, Pro-Fac is entitled to

     receive as liquidated damages all amounts that would have

     been payable through the term of the Agreement, without

     releasing Curtice-Burns from its other obligations under the

     Agreement.

                      The Existing Controversies

               15.  Agway, Curtice-Burns's controlling

     shareholder, announced in early 1993 that it intended to

     sell its interest in Curtice-Burns to meet its own cash

     needs.  At the time, the Curtice-Burns stock was trading in the range of $12 to $13.50 per share.

               16.  Curtice-Burns decided to pursue various

     options, including a restructuring in which assets would be sold and a sale of the company.  Well aware that a sale of assets would require dividing the profits with Pro-Fac,

     Curtice-Burns acknowledged to Pro-Fac that it was trying to plan a transaction to deny Pro-Fac its interest in the gain and threatened that it would terminate the Agreement to

     accomplish this goal.  Pro-Fac strongly objected that this plan was a breach of Curtice-Burns's ongoing contractual and other duties.

               17.  Curtice-Burns demanded that unless Pro-Fac

     offered to buy Curtice-Burns at almost double the previous stock value, Pro-Fac could end up with only a fraction of

     its current economic value in the Enterprise.  During this period Curtice-Burns also wrote down for financial reporting purposes the value of certain businesses by approximately

     $60 million and asserted that this would lower Pro-Fac's

     book value for purposes of its proposed termination by almost $30 million. The Agreement provides no basis to permit Curtice-Burns to unilaterally reduce the book value;

     to permit such a unilateral write-down is like granting a

     purchaser the power to reduce the purchase price.

               18.  The write-downs occurred at a time when,

     based on the Dean Food's recent valuation, the value of the assets (other than those written down) were more than $100 million in excess of Pro-Fac's investment.  Curtice-Burns's effort to write down assets while at the same time planning an extraordinary gain in such a way as to deny Pro-Fac its profit from its years of investment in those assets

     constitutes a violation of the Agreement as well as of basic principles of fiduciary duty, good faith and fair dealing.

               19.  In July 1994, Curtice-Burns advised Pro-Fac

     that it intended to write down approximately $10 million of assets of the Nalley's division and further reduce the

     amount it owes Pro-Fac on termination.  This occurs at the same time as Curtice-Burns has announced the sale of the

     remainder of Nalley's for a profit of $90 million over the book value, which Curtice-Burns intends to keep for itself.

               20.  Instead of discharging its fiduciary duty to

     Pro-Fac, upon information and belief, Curtice-Burns

     intentionally frustrated Pro-Fac's efforts to resolve the

     change of control issue. In addition to the acts described above, Curtice-Burns, contrary to established practice,

     unilaterally terminated more than half of the crop purchases

     (canceling nearly half of Pro-Fac's members) and, in the

     auction it subsequently conducted for the sale of the

     company, gave advantages to bidders other than Pro-Fac.

               21.  In June 1994, Curtice-Burns announced that it

     had reached a tentative deal to sell itself to Dean Foods

     Company for "a maximum cash price of $20 per share."  Upon information and belief, this price would be reduced by extra amounts determined to be owed Pro-Fac under either the

     profit split or upon the rejection of Curtice-Burns's

     unilateral attempt to adjust Pro-Fac's book value.  Pro-

     Fac's 50% share of the profits at a $20 sale price would be over $5.75 per share or $50 million more than is set forth in paragraph 7 of Curtice-Burns Demand for Arbitration.

     Giving effect to Pro-Fac's profit split, the Dean Foods

     offer is $14.25 per share of Curtice-Burns.

               22.  Pro-Fac also made a bid for Curtice-Burns of

     $17.00 ($16.87 after dilution for stock options), a price

     which both reflected Curtice-Burns's legal obligations to

     Pro-Fac under the Agreement and offered a significant

     premium over the trading value of the shares when Agway

     first announced its intention to sell.

           First Claim:  Pro-Fac's Right to the Profit Split

               23.  The intent of the Agreement is that Pro-Fac

     and Curtice-Burns divide profits and losses.  Pro-Fac

     receives this split not, as Curtice-Burns implies, for

     passing through a low cost source of financing, but because

     Pro-Fac invested in all the Curtice-Burns businesses and

     took its share of the risk of their success or failure.

               24.  So long as it is managing Pro-Fac's business,

     Curtice-Burns has a fiduciary duty to organize and operate the Enterprise in Pro-Fac's best interest as well as its

     own.

               25.  Curtice-Burns also owes Pro-Fac a duty of

     good faith and fair dealing in Curtice-Burns's

     administration of, and in its interpretation and compliance with, the Agreement.

               26.  Whatever Curtice-Burns's contractual options

     to terminate the relationship with Pro-Fac and continue in business alone, it cannot, while managing Pro-Fac's

     investment, lawfully organize a sale transaction to capture all the accumulated gain in their investment for itself in a virtually simultaneous transaction in which it terminates

     Pro-Fac.  Under the Agreement, Pro-Fac is entitled to its

     profit split on the proposed sale of Curtice-Burns.

              Second Claim: Continuation of Profit Split
                      While Crops are Processed

               27.  Under paragraph 36 of the Agreement, even

     after termination the Agreement remains in effect for such period as Pro-Fac has obligations to its members to process and market crops.  This provision requires Curtice-Burns to honor the profit split, including the split of profits from sales of businesses, as well as comply with its other duties to Pro-Fac, at least through June 1996.  Curtice-Burns, as the manager of Pro-Fac, has negotiated those agreements with

     Pro-Fac's members and cannot abandon them.


             Third Claim: The Write-Downs Do Not Diminish
                         Pro-Fac's Book Value

               28.  The purpose of the buyout provision at book

     value is to repay Pro-Fac its unrecovered investment in

     assets used by Curtice-Burns in the business of the

     Enterprise.  The Agreement provides no support that book

     value due to Pro-Fac is based on Curtice-Burns's book value for financial reporting purposes as determined by Curtice-

     Burns's management.  Under the Agreement, write-downs are

     not shared unless incurred in an actual sale of assets,

     which requires Pro-Fac's consent.  Such a write-down, if

     accepted by Pro-Fac, would virtually wipe out the earned

     surplus Pro-Fac has saved (and reinvested in the Enterprise)

     over the life of the Enterprise. For these reasons, the accounting write-downs by Curtice-Burns in fiscal 1993 do not reduce the amounts owed Pro-Fac upon termination.

               29.  Further, Curtice-Burns cannot, consistent

     with its duties, write down assets and charge those write-

     downs to Pro-Fac at the same time that it is contemplating the sale of other assets at a large gain, the benefit of

     which it does not intend to share with Pro-Fac.  Such

     conduct is contrary to the purpose of the Agreement,

     breaches Curtice-Burns's fiduciary duties to Pro-Fac,

     violates the duty of good faith and fair dealing and

     constitutes manipulation and unconscionable exploitation.

     It also constitutes a default under the terms of the

     Agreement.


          Fourth Claim: Default by Curtice-Burns For Improper
                         Termination of Crops

               30.  For 33 years Curtice-Burns and Pro-Fac have

     operated under an arrangement in which purchases of crops

     each year are mutually determined, in good faith, after

     deliberations by representatives of both Pro-Fac and

     Curtice-Burns.  This arrangement is required under Section

     42 of the Agreement.  On March 25, 1994, Curtice-Burns sent a letter to Pro-Fac without having had such meetings,

     purporting unilaterally to terminate 70% by volume and 50%

     by value of crops supplied by Pro-Fac. Curtice-Burns knew that such a notice would require Pro-Fac to terminate those growers from membership, or else be liable for crops for

     which it had no market.

               31.  Curtice-Burns's actions came less than four

     weeks prior to the date that Pro-Fac's final bid under

     Curtice-Burns's bidding process was due.  Pro-Fac at that

     time was arranging financing for its bid, including raising additional equity from its members.  On information and

     belief, Curtice-Burns believed that terminating Pro-Fac

     members might impair Pro-Fac's ability to make a viable

     offer to purchase Curtice-Burns.

               32.  Upon information and belief, the purpose of

     this attempted termination was to try to gain a tactical

     advantage by forcing Pro-Fac to terminate a number of its

     members and to make the continued viability of Pro-Fac

     questionable.  In addition, by attempting to terminate the supply of crops, Curtice-Burns, contrary to its ongoing

     duties to Pro-Fac, sought to reduce the obligations a

     potential buyer would have upon termination without regard to the effect on Pro-Fac.

               33.  Such partial termination of Pro-Fac is not

     permitted under Section 36 of the Agreement and violates

     Section 42 and other provisions of the Agreement, as well as

     Curtice-Burns's fiduciary duty and obligation of good faith and fair dealing.

                        Fifth Claim: Default by
                    Curtice-Burns in Duty to Manage

               34.  The schemes and events set forth above

     constitute a default in Curtice-Burns's obligation to manage

     Pro-Fac.


                  Responses to Curtice-Burns's Demand

               35.  Pro-Fac generally denies the allegations set

     forth in Curtice-Burns's Demand for Arbitration.  Pro-Fac

     further observes that the declaratory relief seeks

     inappropriately to have the panel interpret provisions of

     the Agreement without regard to other provisions and to

     answer abstract questions without consideration of the

     actual circumstances.  Pro-Fac specifically responds to

     certain allegations as follows.

               36.  In response to Paragraph 6 of Curtice-Burns's

     Demand, the Agreement nowhere give Curtice-Burns an

     "unconditional right" to terminate at book value without

     regard to the circumstances or Curtice-Burns's other duties to Pro-Fac.  Further, while the Agreement provides that it shall "automatically terminate" upon the exercise of the

     option, the same paragraph also provides that "this

     agreement . . . shall remain in effect until such crops are processed and marketed", which would continue until at least

     June 1996.

               37.  In response to Paragraph 7, the book value

     and other obligations required to be repaid by Curtice-Burns upon a termination of the Agreement, exclusive of Pro-Fac's right to the profit split, are approximately $297 million as of June 24, 1994.

               38.  In response to Paragraph 8, Pro-Fac

     specifically denies that the intent of the Agreement was

     that book value for buy-out purposes should be adjusted by taking write-downs under generally accepted accounting

     principles for Curtice-Burns's financial reporting purposes.

     Moreover, the Agreement was not designed to permit one party to unilaterally reduce an obligation to the other party.

     Nor, in the circumstances, would any write-down be valid

     without also balancing it against write-ups that would be

     appropriate for a liquidating dividend.  Under Curtice-

     Burns's interpretation, it could reorganize itself to

     maximize losses to Pro-Fac without giving Pro-Fac the

     benefit of gains.

               39.  In response to Paragraph 14, Pro-Fac has

     consistently advised Curtice-Burns that while it is managing

     Pro-Fac it is a breach of Curtice-Burns's duties to plan a transaction which is designed to deprive Pro-Fac of its interest in the value of Pro-Fac's assets. The letter dated

     November 4, 1993 is mischaracterized, and is attached hereto as Exhibit C.

               40.  With respect to Paragraph 19, Pro-Fac has

     continually made itself available to discuss resolution of the terms including with Agway, with Curtice-Burns and with

     Dean Foods to discuss an acceptable arrangement.  Curtice-

     Burns has ignored the meetings in the weeks before it filed its Demand for Arbitration and has refused to permit Pro-Fac to meet with Dean Foods, except for a perfunctory

     presentation by Dean Foods to the Pro-Fac board of

     directors.

               41.  With respect to Paragraph 21, 22 and 23, Pro-

     Fac denies each and every allegation.


               WHEREFORE, Pro-Fac respectfully requests a

     declaration:

               (1) that it is entitled to half the gains from any

          sale in any transaction planned by Curtice-Burns under

          the circumstances set forth herein;

               (2) that the book value of the assets is Pro-Fac's

          investment in the assets, together with other

          obligations due on proper termination, is approximately

          $297 million at June 24, 1994 not counting the profit split or, in the alternative, that no write-down is appropriate in the circumstances set forth herein;

               (3) that Curtice-Burns cannot further unilaterally

          write down assets against Pro-Fac's investment;

               (4) that Curtice-Burns by its conduct is in

          default under the Agreement and has therefore forfeited

          any right to buy out Pro-Fac, and Pro-Fac is entitled

          to all the remedies set forth in the Agreement,

          including, but not limited to, liquidated damages

          estimated at more than $50 million; and

               (5) That Pro-Fac and its members are entitled to

          damages as a result of the unlawful termination of

          crops.

               Pro-Fac also requests such other relief as the

          panel finds proper.

                                             Howard, Darby & Levin



                                             By: /s/ Philip K. Howard
                                                 Philip K. Howard
                                             Attorneys for Pro-Fac
                                             Cooperative, Inc.

                                             1330 Avenue of the Americas
                                             New York, New York 10019


                                                      (212) 841-1000

               August 3, 1994

                                    EXHIBIT A

                             INTEGRATED AGREEMENT

                         Since 1961 the working relationship between

               Curtice Burns Foods, Inc. ("Curtice Burns") and Pro-Fac

               Cooperative, Inc. ("Pro-Fac") has been expressed in a series of four inter-related agreements between them.  Based upon the experience of 30 years of operations it now is

               appropriate to set forth in this Integrated Agreement the

               assumptions and considerations on which those agreements are based and to integrate and renew the agreements.

                         The members and patrons of Pro-Fac are active

               growers who have joined together in their cooperative to

               market their crops at a fair price and to try to achieve as much stability and continuity as is possible in agriculture.

               While Pro-Fac and its members and patrons have considerable expertise in the growing of crops, they do not have such

               expertise in the processing and sale of those crops in the form of commercially viable processed food products.

                         Curtice Burns has long been engaged in the

               processing, distribution and sale of processed foods, now on a diversified geographical basis, but it lacks expertise in the farming and growing of the crops on which it depends for a reliable source of supply for its products.

                     Pro-Fac and Curtice Burns have come together

               because of the need of Pro-Fac to find a stable market for crops grown by its members and patrons and because of the

               need of Curtice Burns for a reliable supply of such crops.

               While Curtice Burns believes that it has available to it

               adequate funds to finance its own operations, in order to

               process and market Pro-Fac products Curtice Burns requires significant additional sources of financing in the form of working capital and facilities necessary to give it the

               capacity to provide a reliable and stable market for Pro-Fac products.  Consequently, the willingness of Curtice Burns to enter into its relationship with Pro-Fac depends upon the

               commitment of Pro-Fac to provide financing for Curtice Burns from a variety of sources not directly available to Curtice

               Burns.  Pro-Fac provides such financing in order to achieve its primary objective of a guaranteed and stable market for crops grown by its members and patrons.

                         Since Pro-Fac and Curtice Burns have different

               areas of expertise in the production and sale of food

               products, as well as access to different sources of funds

               necessary to conduct their operations, each retains its

               independence for their mutual benefit.

                         This Integrated Agreement shall be for the fiscal

               year of the parties beginning June 27, 1992 and for the ensuing four additional fiscal years ending in June of 1997,

               as well as for such further period as to which the parties may agree or for which the agreement may be extended in

               accordance with paragraph 72.


                                   OPERATIONS FINANCING

                         1.  Loan of Funds.  To the extent that funds

               available to Pro-Fac are not invested in its ownership of

               facilities or otherwise needed in the conduct of its own

               business, Pro-Fac agrees to lend such funds to Curtice Burns on terms and conditions herein provided.  Curtice Burns

               shall pay interest to Pro-Fac for the use of such funds as provided in paragraphs 3, 4, 5 and 6, as well as the payment described in paragraph 50.

                         2.  Source of Funds to Be Lent to Curtice Burns.

               Pro-Fac shall determine the source of funds which it lends to Curtice Burns pursuant to this agreement.  The following is the present priority of funds derived from the sources

               indicated for the use of funds by Pro-Fac to finance

               ownership of its facilities and other aspects of its

               business:

                         a.   Common stock

                         b.   Retains

                         C.   Allocated tax paid reserve

                         d.   Earned surplus

                         e.   Preferred stock

                         f.   Long-term debt

                         g.   Seasonal debt

               It is anticipated that the sources of funds to be lent to

               Curtice Burns will be in inverse order from that listed

               above.

                         3.  Loan of Equity Funds.  The equity of Pro-Fac

               shall be lent upon the following conditions:

                         a.  Curtice Burns shall pay no interest on loans

                    of funds derived from the proceeds from the sale and

                    issuance of Pro-Fac common stock.

                         b.  To the extent that Pro-Fac lends Curtice Burns

                    funds derived from the issuance of Pro-Fac preferred

                    stock and to the extent that such funds are not lent to

                    Curtice Burns but are used by Pro-Fac to pay for its

                    facilities, Curtice Burns shall annually pay interest

                    on such an aggregate amount at a rate equal to the

                    average interest rate paid by Pro-Fac and Curtice Burns

                    for term borrowing.  All interest payable under this

                    paragraph shall be based upon the average amount of the

                    loans outstanding pursuant to this paragraph during the

                    year.  To the extent that funds derived from retains

                    lent without interest pursuant to paragraph 5 mature

                    into preferred stock of Pro-Fac, Curtice Burns agrees to pay interest on such funds as provided in this paragraph for the full fiscal year in which such

                    preferred stock derived from retains is issued.

                         4.  Loan of Proceeds from Pro-Fac Loans.  To the

               extent that Pro-Fac lends Curtice Burns funds derived from both seasonal and term loans to Pro-Fac from the Springfield

               Bank for cooperatives or such other source from which Pro-

               Fac may borrow and to the extent such funds are used by Pro-

               Fac to pay for its facilities, Curtice Burns shall pay

               interest on such funds at a rate equal to that payable by

               Pro-Fac to the source from which Pro-Fac has obtained such funds.  To the extent necessary to enable Pro-Fac to obtain funds, Curtice Burns agrees to guarantee repayment of all

               loans obtained by Pro-Fac and further agrees to repay funds borrowed from Pro-Fac at the termination of this agreement.

               However, the amount Curtice Burns is so obligated to repay to Pro-Fac shall be reduced by any amount Curtice Burns has paid to any third party under its guaranty of Pro-Fac debt.

               If by the terms of any agreement by which Pro-Fac has

               obtained funds subsequently lent to Curtice Burns Pro-Fac

               must repay such funds before the termination of this

               agreement, then Curtice Burns shall repay such funds to Pro-

               Fac in time to enable Pro-Fac to make such repayment.

                         5.  Loan of Retained Funds.  To the extent that

               Pro-Fac lends Curtice Burns funds allocated to members of

               Pro-Fac pursuant to retains but retained by Pro-Fac, Curtice

               Burns shall not pay interest to Pro-Fac for the use of such funds, except as provided in paragraph 3(b).

                         6.  Loan of Allocated Tax Paid Reserves and Earned

               Surplus.  To the extent that Pro-Fac lends Curtice Burns

               funds derived from the allocated tax paid reserves and from the earned surplus of Pro-Fac, Curtice Burns shall pay no

               interest for the use of such funds for the first five fiscal years following the fiscal year in which such funds

               originated in Pro-Fac.  Thereafter Curtice Burns shall pay interest for the use of such funds on the same basis and at the same rate as is payable for the use of funds derived

               from the issuance of preferred stock as described in

               paragraph 3(b).

                         7.  Record of Loans.  The amount and nature of the

               indebtedness of Curtice Burns to Pro-Fac shall be as is set forth and reflected from time to time on the books and

               records of Curtice Burns and Pro-Fac; no promissory note or notes shall be necessary to evidence such indebtedness.

                         8.  Right to Recall Funds.  Pro-Fac shall

               determine and advise Curtice Burns at the end of each fiscal year the amount of loans payable from Curtice Burns which may reasonably be due currently so as to provide Pro-Fac with current assets at least equivalent to its current

               liabilities.  Should Pro-Fac not receive through interest

               payments as herein provided, or from other sources, funds

               sufficient to meet its requirements for the conduct of its business, then Curtice Burns shall, upon reasonable notice from Pro-Fac, repay all or any portion of funds lent by Pro-

               Fac to Curtice Burns as so requested, so as to provide Pro-

               Fac with funds necessary to meet its legitimate business

               purposes.  In giving such notice, Pro-Fac shall provide

               Curtice Burns with as much advance notification as possible so as to enable Curtice Burns to arrange for any refinancing necessary for it to make such repayment.

                         9.  Prepayment.  Curtice Burns may, at its

               election, pre-pay any funds borrowed from Pro-Fac upon

               written notice Of not less than five days to Pro-Fac,

               without penalty or premium, and any such prepayment in part may be applied to such particular payments provided for

               hereunder as Curtice Burns may designate.

                         10.  Bond.  Curtice Burns will obtain a blanket

               bond insuring the interest of both Pro-Fac and Curtice Burns as such interest may appear and providing coverage in an

               amount satisfactory to the boards of directors of both

               Curtice Burns and Pro-Fac for such employees of Curtice

               Burns as shall handle moneys of Pro-Fac in behalf of Curtice

               Burns.  The expense of such bond shall be charged by Curtice

               Burns as a direct sales, general and administrative expense.


                                   FACILITIES FINANCING

                         11.  Premises.  In consideration of the financing

               payments to be made to Pro-Fac by Curtice Burns as

               hereinafter specified, Pro-Fac hereby makes available for

               the use of Curtice Burns (which is hereinafter deemed to

               include any subsidiary of Curtice Burns which shall be

               designated by Curtice Burns to operate the facilities) all real property owned by Pro-Fac, together with all buildings,

               plants, structures, improvements, water and sewer rights,

               easements, and all rights of any sort or kind belonging or appertaining thereto (such real property hereinafter

               referred to as the "Premises").  Unless specifically

               excluded by resolution of the boards of directors of Pro-Fac and Curtice Burns, the Premises shall also include any real property subsequently acquired by Pro-Fac during the term of this agreement.

                         12.   Equipment.  Pro-Fac hereby further makes

               available for the use of Curtice Burns all fixtures, food

               processing equipment, machinery, office equipment, motor

               vehicles and all other equipment of every kind and

               description owned by Pro-Fac now or hereafter attached to, or now or hereafter used on or procured for use upon the

               Premises or elsewhere (such personal property hereafter

               referred to as the "Equipment").  Unless specifically

               excluded by resolution of the boards of directors of Pro-Fac and Curtice Burns, the Equipment shall also include any

               equipment subsequently acquired by Pro-Fac during the term of this agreement.  The Premises and the Equipment are

               sometimes referred to in the aggregate as the "Facilities".

                         13.  Facilities Financing Payments.  The

               Facilities  are accounted for as capitalized lease assets

               which will be depreciated by Curtice Burns.  The parties

               agree that the central purpose of this agreement is to

               provide a security interest to Pro-Fac through its retention of title to the Facilities to assure the recovery by Pro-Fac of all costs of acquisition, financing and associated

               carrying costs involved with the Facilities.  Curtice Burns shall pay Facilities financing payments to Pro-Fac in an

               amount equal to the total annual depreciation each year on the Facilities determined on a straight line basis in

               accordance with generally accepted accounting principles or in some other fashion which is acceptable to Pro-Fac.

               Curtice Burns further agrees to pay all taxes, charges for water, utilities and assessments against the Facilities of any sort, ordinary and extraordinary, which may be levied, assessed or imposed upon the Facilities, accruing or becoming due and payable during the term of this agreement and the cost of insurance as provided in paragraph 15.  It is the intention of the parties that Pro-Fac shall receive the Facilities financing payments free from all taxes,

               charges, expenses or deductions of every description, and

               that Curtice Burns shall pay all such items and expenses

               which, except for the execution and delivery of this

               agreement, would have been chargeable against the Facilities and payable by Pro-Fac.

                         14.  Interest on Default.  Any payment accruing

               under the provisions of this agreement which shall not be

               paid when due shall bear interest at the judgment rate then prevailing in the State of New York from the date it is

               payable under the terms of this agreement until it shall

               have been paid by Curtice Burns to Pro-Fac.

                         15.  Insurance.  Curtice Burns shall procure and

               maintain policies   of insurance at its own cost and expense

               insuring:

                         a.  The interest in the Facilities of Pro-Fac,

                    Curtice Burns and any mortgagee thereof, against loss

                    or damage by fire, lightning, wind, hail, aircraft,

                    vehicles, smoke, explosion, riot or civil commotion.

                    The insurance coverage shall be for not less than the full replacement cost of the Facilities (unless a lesser coverage is approved by Pro-Fac upon

                    recommendation of Curtice Burns), with all proceeds of

                    insurance payable jointly to Pro-Fac and any such

                    mortgagee.  The full replacement cost shall be -

                    determined annually or at such other intervals as may

                    be reasonable, either through periodic appraisals paid

                    for by Curtice Burns or through some other method of

                    valuation acceptable to both parties.

                         b.  Pro-Fac and Curtice Burns from all claims,

                    demands or actions for injury to or death of any person

                    in an amount not less than $1,000,000.00 per occurrence

                    for bodily injury, including death, and property

                    damage, and not less than $1,000,000.00 annual

                    aggregate made by, or in behalf of, any person or

                    persons, firm or corporation arising from, related to

                    or connected with the Facilities.  In addition to the

                    foregoing minimum coverage, Curtice Burns shall also

                    obtain umbrella coverage against liability for personal

                    injury and property damage totalling not less than

                    $50 million which shall include full contractual

                    liability coverage.

                         c.  Pro-Fac and Curtice Burns, in an amount which

                    shall be reasonably satisfactory to Pro-Fac, against risks customarily covered by boiler and machinery insurance and business interruption.

                         16.  Form of Insurance.  The insurance to be

               obtained as herein provided shall be with companies and in form, substance, and amount (where not stated above)

               satisfactory to Pro-Fac and any mortgagee of Pro-Fac.  The aforesaid insurance shall not be subject to cancellation

               except after at least 10 days prior written notice to Pro-

               Fac and any mortgagee of Pro-Fac.  The original insurance

               policies (or certificates thereof satisfactory to Pro-Fac)

               together with satisfactory evidence of payment of the

               premiums thereon, shall be deposited with Pro-Fac at the

               beginning of the term hereof, and renewals thereof shall be similarly deposited not less than 30 days prior to the end of the term of such coverage.

                         17.  Waiver of Subrogation Rights.  Whenever

               (a) any loss, cost, damage or expense resulting from a fire,

               explosion or any other casualty or occurrence is incurred by either of the parties to this agreement in connection with the Facilities, and (b) such party is then covered in whole or in part by insurance with respect to such loss, cost,

               damage or expense, then the party so insured hereby releases the other party from any liability it may have on account of such loss, cost, damage or expense to the extent of any amount recovered by reason of such insurance and waives any right of subrogation which might otherwise exist in or

               accrue to any person on account thereof.

                         18.  Damage and Reconstruction.  If the Equipment

               or the buildings on the Premises shall be damaged or

               partially destroyed by fire or any other cause at any time during the term hereof, Curtice Burns shall forthwith

               replace such equipment and cause the damage to the buildings to be repaired with all reasonable dispatch, provided that such replacement and repair are economically justifiable in the judgment of the boards of directors of both Pro-Fac and

               Curtice Burns.  Should a building at any time on the

               Premises be so damaged by fire or otherwise that repair or restoration will be impracticable, then Curtice Burns shall forthwith demolish and remove such damaged buildings and

               proceed with the erection and construction of suitable

               replacement buildings on the Premises.  Any such necessary repairs shall be made and such buildings replaced in

               accordance with plans and specifications submitted by

               Curtice Burns and approved by Pro-Fac.  In order to pay for the cost of such repair or reconstruction, Curtice Burns

               shall be entitled to obtain from Pro-Fac any sum received as insurance for such damage (to the extent permitted by any

               mortgagee of Pro-Fac which may have a right to such insurance proceeds), which shall be paid to Curtice Burns as hereinafter provided, to be held by Curtice Burns as a trust fund for such repairs.  Curtice Burns shall not be obligated under this paragraph to make any repairs or undertake any

               reconstruction beyond that which may be paid for through the use of funds to be provided Curtice Burns by Pro-Fac for

               such purpose pursuant to this paragraph.  If the holder of any mortgage on the Premises and Equipment shall require

               that the proceeds of insurance policies be paid in reduction or payment of such mortgage, then Pro-Fac covenants with

               Curtice Burns to provide for the use of Curtice Burns as

               aforesaid a sum equal to the amount of such insurance

               proceeds so paid to any mortgagee.  Pro-Fac shall, from time to time, as certified by Curtice Burns and to an extent not exceeding 80% of the value of the work, labor and material entered into in the erection of such new buildings or the

               repair of old buildings, pay over to Curtice Burns the

               proceeds of insurance actually collected by Pro-Fac, or such other funds in substitution thereof as Pro-Fac may be

               required to provide Curtice Burns as hereinbefore provided.

               The balance of such insurance proceeds or other funds shall be paid by Pro-Fac to Curtice Burns after the buildings are fully repaired, completed and paid for.  Curtice Burns shall promptly pay construction cost or costs of repair when incurred. Curtice Burns shall obtain adequate general liability insurance protecting and indemnifying Pro-Fac from claims or damages arising out of the repair or demolition of any buildings on the premises and the erection and

               construction of any new buildings.

                         19.  Maintenance and Repair.  The Facilities shall

               during the term hereof be kept by Curtice Burns in good

               order and repair at the sole cost and expense of Curtice

               Burns.  Curtice Burns will comply with all orders,

               regulations, rules and requirements of every kind and nature relating to the Facilities now or hereafter in effect, of

               the federal, state, municipal, or other governmental

               authorities, whether they be usual or unusual, ordinary or extraordinary, and whether they or any of them relate to

               structural changes or requirements of whatever nature, or to changes or requirements incident to or as the result of, any use or occupation thereof or otherwise.  Should Curtice

               Burns determine that compliance with any such order,

               regulation, rule or requirement would be uneconomical and

               that instead the parties should terminate active operation of any portion of the Premises which would be affected

               thereby, then Curtice Burns shall so recommend to Pro-Fac;

               if the parties agree that such operation should be so

               terminated rather than to contest or comply with such order, rule, regulation or requirement, then the parties agree to terminate such operation forthwith upon such determination.

               If following such recommendation by Curtice Burns Pro-Fac

               does not agree thereto, then the matter shall be resolved by arbitration under the procedure for arbitration as described herein.  Should the parties not agree that such operations should be suspended, or should arbitration so determine,

               then Curtice Burns will pay all cost and expenses incidental to such compliance and will indemnify and save harmless Pro-

               Fac from all expense by reason of any notices, orders,

               violations or penalties filed against or imposed upon the

               Premises or Equipment, or against Pro-Fac as owner thereof,

               because of the failure of Curtice Burns to comply with this covenant.  However, Curtice Burns shall have the right to

               contest or review any order issued against the Premises or

               Equipment by legal proceeding or in such other manner as it may deem advisable, and may have such order modified,

               cancelled, removed or revoked without compliance therewith.

               Any such action or proceeding instituted shall be conducted promptly at the expense of Curtice Burns.  The term "legal proceeding" as used herein shall be construed as including appeals from judgments, decrees or orders.  If and whenever any such order shall become final and binding, Curtice Burns shall then comply therewith with due diligence; in default thereof by Curtice Burns, Pro-Fac may comply therewith, and the cost expense of so doing may be paid by Pro-Fac and

               shall be charged against Curtice Burns, becoming due on the next June 22 following such payment by Pro-Fac.  In such

               event, Pro-Fac shall have recourse to all the remedies

               herein and conferred upon Pro-Fac in respect to the

               collection of payments due hereunder or to the recovery of the possession of the Premises and Equipment because of

               default in any payment required of Curtice Burns.

                         20.  Indemnity.  Curtice Burns will protect,

               indemnify and save harmless Pro-Fac from and against all

               liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including without limitation reasonable attorneys' fees and expenses) imposed upon or

               incurred by or asserted against Pro-Fac by reason of any

               accident, injury to or death of persons or loss of or damage to property of others occurring on or about the Premises or any part thereof or the adjoining properties, sidewalks,

               curbs, streets, or way.  In case of any action, suit, or

               proceeding brought against Pro-Fac by reason of any such

               occurrence, Curtice Burns will, at its expense, resist and defend such action, suit or proceeding, or cause it to be

               resisted and defended by counsel approved by Pro-Fac.

                         21.  Utilities.  The cost of all utilities and

               services, including but not limited to gas, water, sewer and electricity, shall be paid by Curtice Burns.

                         22.  Quiet Enjoyment.  So long as Curtice Burns is

               not in default under the covenants and agreements of this

               agreement, the quiet and peaceful enjoyment by Curtice Burns of the Premises and Equipment shall not be disturbed or

               interfered with by Pro-Fac or by any person claiming by,

               through or under Pro-Fac.  However, nothing herein shall

               affect the rights of the holder of any mortgage or other

               security interest given by Pro-Fac applicable to the

               Premises or Equipment.

                         23.  Subordination.  This agreement and all rights

               of Curtice Burns herein shall be subject and subordinate to any mortgage or mortgages or any renewals or replacements

               thereof which are now or may hereafter be placed on the

               Premises and Equipment, and Curtice Burns agrees that at the time of the placing of any such mortgage or renewal thereof on the Premises or Equipment and at the request of Pro-Fac,

               Curtice Burns will execute and deliver any further

               instruments necessary to subordinate its rights under this agreement to any such mortgage or renewal thereof.  Pro-Fac agrees that it will notify Curtice Burns of the execution

               and delivery of any such mortgage and that it will, upon the request of Curtice Burns, exhibit to Curtice Burns at least

               5 days before the expiration of any default period provided in such mortgage satisfactory evidence showing that interest due thereunder and any installment of principal has been

               paid.  If at such time any installment of interest or

               principal has not been paid in accordance with the terms of said mortgage, Curtice Burns may pay the same, together with any interest accrued thereon, and the amount so paid by

               Curtice Burns and the interest thereon at the judgment rate then prevailing in the State of New York from the time of

               payment shall be paid by Pro-Fac to Curtice Burns on demand,

               or may be offset by Curtice Burns against any amount payable hereunder until the whole amount thereof shall have been

               repaid to Curtice Burns by Pro-Fac.

                         24.  Default.  The occurrence of any one of the

               following events shall be considered an event of default by

               Curtice Burns under this agreement:

                         a.  Curtice Burns shall be adjudged a bankrupt, or

                    a decree or order approving, as properly filed, a

                    petition or answer asking reorganization of Curtice

                    Burns under the federal bankruptcy laws, or under the

                    laws of any state, shall be entered, and any such

                    decree or judgment or order shall not have been vacated or stayed or set aside within 30 days from the date of the entry or granting thereof; or

                         b.  Curtice Burns shall file or admit the

                    jurisdiction of the court and the material allegations

                    contained in, any petition in bankruptcy, or any

                    petition pursuant or purporting to be pursuant to the

                    federal bankruptcy laws, or Curtice Burns shall

                    institute any proceedings for any relief of Curtice

                    Burns under any bankruptcy or insolvency laws or any

                    laws relating to the relief of debtors, readjustment of

                    indebtedness, organization, arrangements, composition

                    or extension; or

                         c.  Curtice Burns shall make any assignment for

                    the benefit of creditors or shall apply for or consent

                    to the appointment of a receiver for Curtice Burns or

                    any of the property of Curtice Burns; or

                         d.  A decree or order appointing a receiver of the

                    property of Curtice Burns shall be made and such decree

                    or order shall not have been vacated, stayed or set

                    aside within 90 days from the date of entry or granting

                    thereof; or

                         e.  Curtice Burns shall vacate the Premises or

                    abandon the same during the term hereof; or

                         f.  Curtice Burns shall make default in any

                    payment required to be paid by Curtice Burns hereunder

                    when due as herein provided and such default shall

                    continue for 30 days after notice thereof in writing by

                    Pro-Fac to Curtice Burns; or

                         g.  Curtice Burns shall make default in any of the

                    other covenants and agreements herein contained to be

                    kept, observed and performed by Curtice Burns, and such

                    default shall continue for 30 days after notice thereof

                    in writing by Pro-Fac to Curtice Burns.

                         25.  Remedies.  Upon the occurrence of any one or

               more of such events of default, Pro-Fac may terminate this agreement.  Upon termination of this agreement, Pro-Fac may re-enter the Premises and take possession of the Premises

               and the Equipment, with or without process of law, and Pro-

               Fac shall not be liable for any damages resulting therefrom.

               Such re-entry and repossession shall not work a forfeiture of any amounts to be paid and the covenants to be performed by Curtice Burns during the full term hereof.  Upon such

               repossession of the Premises, Pro-Fac shall be entitled to recover as liquidated damages and not as a penalty a sum of money equal to the value of the amounts provided herein to be paid by Curtice Burns to Pro-Fac for the remainder of the term hereof. Should Curtice Burns default in payment of any taxes, water charges, assessments, or any other charges to be paid by Curtice Burns pursuant to paragraph 13, Pro-Fac may if it so desires pay the same, and the amount so paid,

               with interest thereon at the judgment rate then prevailing in the State of New York from the date of payment, shall be added to the next payment to be made by Curtice Burns.

               However, any such payment by Pro-Fac shall not be deemed to waive or release the default in the payment thereof by

               Curtice Burns, or the right of Pro-Fac immediately to

               terminate this agreement and recover possession of the

               Premises and Equipment by reason of such default as

               hereinabove provided.

                         26.  Remedies Cumulative.  No remedy herein or

               otherwise conferred upon or reserved to Pro-Fac shall be

               considered to exclude or suspend any other remedy, but the same shall be cumulative and shall be in addition to every other remedy given hereunder now or hereafter existing at

               law or in equity or by statute, and every power and remedy given by this agreement to Pro-Fac may be exercised from

               time to time and as often as occasion may arise or as may be deemed expedient.  Neither the receipt of any payment after default, nor any delay or omission of Pro-Fac to exercise

               any right or power arising from any default, shall impair

               any such right or power or shall be construed to be a waiver of any such default or any acquiescence therein. Neither the rights herein given to receive, collect, sue for or

               distrain for any payments due hereunder or to enforce the

               terms, provisions and conditions of this agreement, or to

               prevent the breach or nonobservance thereof, or the exercise of any such right or of any other right or remedy hereunder or otherwise granted or arising, shall in any way affect or impair the right or power of Pro-Fac to declare this

               agreement ended, and to terminate this agreement as provided for herein, because of any default in or breach of the

               covenants, provisions or conditions of this agreement.

                         27.  No Waiver.  No waiver of any breach of any of

               the covenants herein shall be construed, taken or held to be a waiver of any other breach or waiver, acquiescence in or consent to any further or succeeding breach of the same

               covenant.

                         28.  Condemnation.  If any part of any of the

               Premises shall be condemned and as a result thereof the

               balance of such Premises can be used by Curtice Burns, this agreement shall not terminate and Curtice Burns, pursuant to plans submitted by Pro-Fac and at the expense of Pro-Fac,

               shall repair and restore the Premises and all improvements thereon.  Curtice Burns shall promptly and diligently

               proceed to make a complete architectural unity of the remainder of the improvements in accordance with such plans as are first approved by Pro-Fac.  Curtice Burns shall have no right to any condemnation award applicable to the

               Premises.  Pro-Fac shall receive and hold in trust the

               amount of the award relating to the improvements on the

               Premises and shall (to the extent permitted by the holder of any mortgage on the Premises which may be entitled to such award) disburse such award to Curtice Burns to apply to the cost of said repairing or restoration in accordance with the procedure set forth in paragraph 18.  If Curtice Burns does not make a complete architectural unit of the remainder of the improvements within a reasonable period after such

               taking or condemnation then, in addition to whatever other remedies Pro-Fac may have either under this agreement, at

               law or in equity, Pro-Fac may retain the entire award, and the total amount payable by Curtice Burns to Pro-Fac under paragraph 18 shall be reduced by the amount of such award so retained, prorated over the remaining payments due.  Except as hereinbefore provided, there shall be no abatement or

               reduction in any payment due from Curtice Burns because of such taking or condemnation.

                         29.  Right to Contest Tax Assessments.  Curtice

               Burns shall have the right to review by legal proceedings,

               promptly instituted and conducted at the expense of Curtice

               Burns, any taxes, assessments, water rates, or other charges imposed upon or against the Premises or Equipment, and in

               case any such taxes, assessments, water rates or other

               charges shall, as a result of such proceedings or otherwise,

               be reduced, cancelled, set aside or to any extent discharged or modified, Curtice Burns shall pay any amount that shall be finally assessed or imposed against the Premises or

               Equipment or adjudicated to be due and payable on any such disputed or contested items.  The term "legal proceedings"

               as here used shall be construed to include appropriate

               appeals from any judgments, decrees or orders.

                         30.  No Warranty by Pro-Fac.  Curtice Burns

               accepts the Premises and Equipment in their present

               condition and without any representation or warranty by Pro-

               Fac as to the condition of the Premises and Equipment, or as to the use or occupancy which may be made thereof.  Pro-Fac shall not be responsible for any latent or other defect or change in their condition, and the payments hereunder shall in no case be withheld or diminished because of any defect or change in their condition, or because of any damage

               occurring thereto during the term hereof.

                         31.  Liens Against Premises.  If any mechanics or

               other liens or order for the payment of money shall be filed against the Premises or Equipment by reason of or arising out of any labor or material furnished or alleged to have been furnished, or to be furnished, to or for Curtice Burns at the Premises for or by reason of any change, alteration or addition or the cost of expenses thereof, or any contract relating thereto, or against Pro-Fac as owner thereof,

               Curtice Burns shall cause the same to be cancelled and

               discharged of record, by bond, or otherwise at the election and expense of Curtice Burns.  Curtice Burns shall also

               defend on behalf of Pro-Fac at the sole cost and expense of

               Curtice Burns any action, suit or proceeding which may be

               brought thereon or for the enforcement of such lien, or

               order, and Curtice Burns will pay any damages or discharge any judgment entered therein and save harmless Pro-Fac from any claim or damages resulting therefrom.

                         32.  Alterations and Improvements.  Curtice Burns

               shall have the right to make alterations and improvements to the Premises from time to time without the written consent of Pro-Fac upon condition, however, that the cost of such

               alterations or improvements shall not exceed the sum of

               $150,000.00 for any such alteration or improvement.  If any such alteration or improvement shall cost more than

               $150,000.00 (or such other amount as may be agreed to by the parties as appropriate), the written consent of Pro-Fac

               shall be obtained before work is commenced. Pro-Fac shall not withhold such consent unreasonably and covenants to consent thereto, provided that such alteration or

               improvement shall not tend to decrease the space or the

               value of any building upon the Premises.  All improvements to the Premises shall become the property of Pro-Fac.

                         33.  Proper Use.  Curtice Burns covenants not to

               use the buildings on the premises for any illegal or

               unlawful purpose.

                         34.  Additional Equipment.  Should Curtice Burns

               in its discretion deem it necessary for the continued

               successful operation of the Facilities by Curtice Burns for the purpose of the business of Curtice Burns to install

               additional machinery or equipment of its own, Curtice Burns may do so; such additional machinery or equipment shall not be deemed the property of Pro-Fac and part of the Premises,

               and Curtice Burns shall have the right to remove such

               additional machinery and equipment at its own cost and

               expense on the termination hereof.

                         35.  Surrender of Premises and Equipment.  At the

               expiration of this agreement Curtice Burns will surrender

               and deliver to Pro-Fac the Premises and Equipment in good

               repair and condition, reasonable wear and tear excepted.

                         36.  Purchase Rights of Curtice Burns.  In the

               event of the termination of this agreement or at any time at the option of Curtice Burns upon written notice of 60 days to Pro-Fac, Curtice Burns shall have the right to purchase the Facilities at the book value thereof at the time of

               purchase.  Upon the exercise of the option to purchase the

               Facilities as specified in this paragraph, this agreement

               shall also automatically terminate.  Should Curtice Burns

               exercise this option at a time of year when Pro-Fac is

               obligated to process crops for its members, then

               notwithstanding the exercise of the option by Curtice Burns pursuant to this paragraph, Curtice Burns shall nevertheless complete the processing of such crops for that year pursuant to this agreement, which shall remain in effect until such crops are processed and marketed.

                         37.  Purchase of Trademarks by Pro-Fac.  Should

               this agreement be terminated for any reason and upon such

               termination Curtice Burns does not purchase the Facilities as herein provided, then Pro-Fac shall have the right to

               purchase all trademarks, tradenames and copyrights of

               Curtice Burns at their then book value.

                         38.  Intangibles.  Pro-Fac owns an undivided

               interest in goodwill and other intangible assets obtained in the course of the acquisition of various businesses by Pro-

               Fac and Curtice Burns ("Intangibles").  The Intangibles do

               not include any interest in trademarks or the goodwill associated with trademarks. In future business acquisitions by the parties during the term of this agreement Pro-Fac

               shall purchase an undivided interest in all intangibles

               acquired with such businesses ("Future Intangibles").  Pro-

               Fac shall pay for Future Intangibles an amount equal to the same percentage of the entire purchase price for such Future

               Intangibles that the adjusted deemed equity investment of

               Pro-Fac bears to the combined adjusted deemed equity

               investment of both Pro-Fac and Curtice Burns as defined in paragraph 51 hereof.  While the purchase price to be paid by

               Pro-Fac for its interest in Future Intangibles shall be

               based upon the price paid in the course of the acquisition for all Future Intangibles (including trademarks and the

               goodwill associated therewith), the undivided interest in

               such Future Intangibles so acquired by Pro-Fac shall not

               include any interest in such trademarks or the goodwill

               associated therewith, except as provided in Paragraph 37

               hereof.

                         39.  License of Intangibles.  Pro-Fac hereby

               grants to Curtice Burns the exclusive right to use the

               interest of Pro-Fac in the Intangibles and Future

               Intangibles in conducting their business pursuant to this

               agreement. For such use, Curtice Burns shall pay to Pro-Fac annually the amount by which the interest of Pro-Fac in the

               Intangibles and Future Intangibles is amortized each year.

                         40.  Purchase of Intangibles by Curtice Burns.

               Should Curtice Burns purchase the facilities of Pro-Fac in accordance with paragraph 36 hereof, Curtice Burns shall

               also be obligated to repurchase from Pro-Fac at the then

               book value thereof the interest of Pro-Fac in the

               Intangibles and Future Intangibles.

                         41.  Purchase of Intangibles by Pro-Fac.  Should

               Pro-Fac purchase the trademarks, tradenames and copyrights of Curtice Burns and the goodwill associated therewith as

               provided in paragraph 37 hereof, then at such time Pro-Fac shall also be obligated to purchase the Curtice Burns

               interest in the Intangibles and Future Intangibles at the

               book value thereof at the time of purchase.


                                     MARKETING

                         42.  Delivery of Crops.  Pro-Fac agrees to sell

               and deliver to Curtice Burns all crops of the type and in

               the amounts set forth by acreage or tonnage in the raw

               product section of the profit plan as approved each year by the board of directors of each party during the term hereof to be marketed in behalf of the grower-members of Pro-Fac

               pursuant to the terms of the agreements between Pro-Fac and its members. Subject only to its inability to do so because of the vagaries of weather or other causes validly preventing growing such crops as set forth in the agreements between Pro-Fac and its members (the form of which shall be approved by Curtice Burns), Pro-Fac shall deliver to Curtice

               Burns the crops described in the profit plan, and Curtice

               Burns agrees to process and market such crops as herein

               provided.

                         43.  Marketing Discretion.  Curtice Burns shall in

               its discretion determine in what form the finished processed products shall appear for marketing and what label or labels shall appear on such finished processed products.  Curtice

               Burns shall establish the price at which it shall sell

               products originating in whole or in part from Pro-Fac

               products.  To facilitate the marketing of the finished

               products by Curtice Burns, title to the Pro-Fac crops shall pass to Curtice Burns at the time such crops are graded and accepted by Curtice Burns.

                         44.  Agency.  To the extent necessary to enable

               Pro-Fac to receive crops from its members and deliver such crops to Curtice Burns pursuant to the terms and conditions of this agreement, Curtice Burns will act as agent for Pro-

               Fac and charge the cost thereof to overhead as provided

               herein. Curtice Burns will indemnify and save Pro-Fac harmless from any loss or damage incurred in acting as such agent.


                                        SETTLEMENT

                    45.  Definitions.  When used in this agreement, the

               following terms shall have the definitions indicated:

                         a.  "Commercial market value" of crops sold by

                    Pro-Fac to Curtice Burns shall mean the price paid for

                    such crops by commercial processors for similar crops

                    used for similar or related purposes sold under pre-

                    season contracts and in the open market in the same or

                    similar marketing areas.  Where such price cannot be

                    readily determined, then commercial market value shall

                    be determined by some other method acceptable to each

                    party.  Commercial market value shall be determined as

                    provided in paragraph 46 hereof.

                         b.  "Pro-Fac products" shall mean all products

                    sold by Curtice Burns which were processed from crops

                    supplied by Pro-Fac.  The determination of what is a

                    Pro-Fac product shall be made in an annual examination

                    of products made from crops supplied by Pro-Fac.  If

                    made from crops supplied by Pro-Fac and from similar

                    crops purchased directly by Curtice Burns to supplement

                    and facilitate the marketing of crops by Pro-Fac, then

                    such product shall be considered to be a Pro-Fac product, provided that the value of such crops purchased by Curtice Burns for use in the product is

                    not greater than the value of crops supplied by Pro-Fac

                    for the product.  If Pro-Fac supplied less than half

                    the value of crops necessary to make the product, then

                    only that portion of the product actually made from

                    crops supplied by Pro-Fac shall be considered a Pro-Fac

                    product.

                         c.  "Net proceeds" shall mean the entire proceeds

                    received by Curtice Burns from the sale of Pro-Fac

                    products less the costs incurred by Curtice BurnS in

                    its own behalf or in behalf of Pro-Fac in processing

                    and selling such products.  Such costs shall be

                    determined in accordance with generally accepted

                    accounting practices in the food industry as modified

                    by past practices and accounting methods used by the

                    parties and shall include all variable product costs, a

                    pro rata share of plant and warehousing overhead costs

                    based upon the estimated usage of facilities and a pro

                    rata share of selling, general and administrative,

                    overhead and financial expenses.  Such costs shall

                    include payments by Curtice Burns to Pro-Fac under this

                    agreement but shall not include commercial market value

                    paid pursuant to paragraph 48, any additional payment for Pro-Fac crops pursuant to paragraph 49 or any payment pursuant to paragraph 52.

                         d.  "Earnings (losses) on Pro-Fac products" shall

                    mean the amount by which the net proceeds received by

                    Curtice Burns from the sale of Pro-Fac products in any

                    fiscal year exceeds or is less than the commercial

                    market value of crops supplied by Pro-Fac.

                         e.  "Commission" shall mean a commission due

                    Curtice Burns for its services in the processing and

                    marketing of all Pro-Fac products in the amount of 30%

                    of all earnings on Pro-Fac products.  The remaining 70%

                    of all such earnings shall be due to Pro-Fac for its

                    crops as provided in paragraphs 48 and 49 herein.  If

                    Curtice Burns incurs a loss on the sale of Pro-Fac

                    products then Curtice Burns shall not be entitled to

                    receive any commission.

                         46.  Commercial Market Value.  Commercial market

               value shall be determined by a committee established jointly by the boards of directors of Pro-Fac and Curtice Burns and consisting of two members appointed by the president of Pro-

               Fac, two members appointed by the chairman of the board of

               Curtice Burns and a fifth member appointed by the other four members of the committee.

                         47.  Calculation of Earnings and Losses.  The

               determination of earnings and losses on Pro-Fac products and of any commission due Curtice Burns as herein provided shall be made on the basis of all Pro-Fac products considered in the aggregate each year as of the end of the fiscal year for each party.

                         48.  Payment for Crops.  Curtice Burns shall pay

               to Pro-Fac as the minimum purchase price for the crops

               purchased from Pro-Fac each year the commercial market value of those crops, together with any additional payment which may be due Pro-Fac pursuant to paragraph 49 hereof.  The due date for payment of the purchase price shall coincide with the time of payment for crops by Pro-Fac to its members.

                         49.  Additional Payment for Crops.  Curtice Burns

               shall as of the end of each fiscal year remit to Pro-Fac all earnings on the sale of Pro-Fac products, less the

               commission due Curtice Burns on the sale of such products.

               However, should the earnings on the sale of Pro-Fac products less the commission exceed the amount allocated to Pro-Fac pursuant to paragraphs 50, 52 and 53 hereof, then the

               obligation of Curtice Burns to make payments as herein

               provided shall be limited to the amount specified in said

               paragraphs.

                         50.  Division of Earnings.  As further

               consideration to Pro-Fac for the use of its facilities and funds in the production and marketing of food products,

               Curtice Burns shall pay annually to Pro-Fac a portion of its earnings as herein provided.

                         51.  Definitions for Division of Earnings.  For

               purposes of the computation of the division of earnings, the following terms shall have the definitions indicated:

                         a.  "Curtice Burns products and services" shall

                    mean all products sold by Curtice Burns which are not

                    Pro-Fac products as defined in paragraph 45(b) and all

                    services performed by Curtice Burns for others, except

                    those services performed for Pro-Fac for which Curtice

                    Burns is specifically paid by Pro-Fac.

                         b.  "Adjusted equity investment" shall as to

                    Curtice Burns mean the sum of:

                              (1)  the par value of the outstanding common

                         stock of both classes as of the end of the fiscal

                         year preceding the year for which that

                         determination is to be made;

                              (2)  the additional paid in capital as to

                         such stock;

                              (3)  the retained earnings of Curtice Burns

                         as of the end of the fiscal year preceding the year for which that determination is to be made;

                         and

                              (4)  the par value and additional paid in

                         surplus of stock sold during the fiscal year for

                         which that determination is to be made, weighted

                         in proportion to the number of days during the

                         year for which the determination is to be made

                         that the proceeds from the sale of such stock are

                         available for use by Curtice Burns.

                         c.  As to Pro-Fac "adjusted deemed equity

                    investment" shall mean generally all funds of Pro-Fac

                    for which Pro-Fac does not receive interest from

                    Curtice Burns, more particularly the sum of:

                              (1)  the par value of the outstanding common

                         shares of Pro-Fac as of the end of the fiscal year

                         preceding the year from which that determination

                         is to be made, excluding the par value of any

                         shares subscribed but not paid for;

                              (2)  the par value of common stock issued and

               paid for during the fiscal year for which that determination is to be made, weighted in proportion to the number of days during the year for which the determination is to be made

               that the proceeds from the sale of such stock are available for use by Pro-Fac;

                              (3)  the aggregate amount of all retains of

                         Pro-Fac, determined as of the end of the fiscal

                         year preceding the year for which that

                         determination is to be made, excluding, however,

                         retains which mature into preferred stock during

                         the fiscal year for which that determination is to

                         be made;

                              (4)  all earnings of Pro-Fac as to which Pro-

                         Fac has paid income taxes, including earned

                         surplus and allocated tax paid reserves ("earned

                         surplus"), whether or not such earned surplus has

                         been allocated to the accounts of or for the

                         benefit of members or other patrons of Pro-Fac,

                         determined as of the end of the fiscal year

                         preceding the year for which that determination is

                         to be made ("determination date").  However, for

                         purposes of this determination there shall only be

                         included in the earned surplus of Pro-Fac that

                         which originated within the five years preceding

                         the determination date;

                              (5)  20 percent of the commercial market

                         value of crops furnished by Pro-Fac for the crop

                         year applicable to the fiscal year for which the

                         determination is to be made, unless some other amount is agreed to by the parties as appropriate to take into consideration the delay in payment

                         for crops by Curtice Burns to Pro-Fac;

                              (6)  the aggregate amount for all fiscal

                         years of Pro-Fac from that ended on March 31, 1962

                         through that ended on June 25, 1976 by which

                         payment by Curtice Burns to Pro-Fac for crops was

                         less than the commercial market value of such

                         crops; and

                              (7)  the aggregate amount for all fiscal

                         years of Pro-Fac during the term hereof by which

                         Pro-Fac is paid less than the interest payable

                         under this agreement.

                         d.  Notwithstanding the foregoing, the amount of

                    Pro-Fac adjusted  deemed equity investment may be

                    modified by resolutions duly adopted by the boards of

                    directors of Pro-Fac and Curtice Burns during the

                    fiscal year affected by revising the amount of funds on

                    which Curtice Burns pays interest to Pro-Fac.  To the

                    extent that the amount of allocated tax paid reserves,

                    earned surplus or retained funds on which Curtice Burns

                    pays interest to Pro-Fac as provided in paragraphs 5

                    and 6 hereof, or the amount of funds derived from the

                    issuance of preferred stock on which Curtice Burns pays interest as provided in paragraph 3-b hereof, is reduced, then the adjusted deemed equity of Pro-Fac

                    shall be treated as increased by the amount of such

                    reduction.  Conversely, to the extent that the amount

                    of allocated tax paid reserves, earned surplus or

                    retained funds on which Curtice Burns pays interest to

                    Pro-Fac as provided in paragraphs 5 and 6 hereof may be

                    increased, the adjusted deemed equity of Pro-Fac shall

                    be treated as decreased by the amount of such increase.

                         52.  Payment of Earnings to be Divided.  Subject

               to the provisions of paragraph 53, Curtice Burns shall pay to Pro-Fac as of the close of each fiscal year of Pro-Fac in each year during the term of this agreement an amount based upon the profits of Curtice Burns as herein provided.  In

               determining the earnings (or losses) of Curtice Burns, there shall be included in such computation all earnings (or

               losses) of all subsidiaries of Curtice Burns.  The resultant combined earnings or losses shall be allocated between the parties in proportion to their respective aggregate adjusted equity and deemed equity investments as determined pursuant to this agreement.  From that portion so allocable to Pro-

               Fac there shall be deducted the amount paid to Pro-Fac as

               provided in paragraphs 48 and 49 hereof.  The balance of the combined earnings or losses of Curtice Burns allocable to

               Pro-Fac pursuant to this paragraph shall be paid by Curtice

               Burns to Pro-Fac.  Should it be determined as herein

               provided that a loss is allocable to Pro-Fac as a result of the computations made pursuant to this paragraph, then

               Curtice Burns shall make no payment to Pro-Fac pursuant to this paragraph and the interest payable by Curtice Burns to

               Pro-Fac shall be reduced by the amount of such loss

               allocable to Pro-Fac.

                         53.  Further Adjustments to Division of Earnings.

               Notwithstanding the provisions of paragraph 52 herein, the following additional adjustments shall be made in

               determining the division of earnings:

                         a.  In determining the earnings of Curtice Burns

                    there shall be taken into account and charged to the

                    operations of Curtice Burns the gain or loss on the

                    sale or other disposition of assets of Pro-Fac which

                    are leased to Curtice Burns.

                         b.  The amount of any payment due Pro-Fac from

                    Curtice Burns pursuant to paragraph 52 shall be reduced

                    by 50% of any dividend received by Pro-Fac from the

                    Springfield Bank for Cooperatives during the year for

                    which earnings are to be divided.

                         54.  Payments to Members of Pro-Fac.  While

               pursuant to paragraph 48 hereof Pro-Fac will receive from

               Curtice Burns at least the commercial market value of all

               crops purchased each year, Pro-Fac shall not be obligated to pay out that amount to its members and others who sold those crops to Pro-Fac.  It is the intent of the parties hereto

               that Pro-Fac will pay or allocate to its grower-members and others entitled thereto the payments made by Curtice Burns pursuant to this agreement to the extent deemed advisable by the board of directors of Pro-Fac after retaining such funds as may be necessary for the payment of any dividends which may be declared and for the creation of such reserve funds as may be deemed fair and reasonable.


                                        MANAGEMENT

                         55.  Management Services.  Pro-Fac hereby employs

               Curtice-Burns to supervise and manage the business and

               properties of Pro-Fac, including the performance of its

               responsibilities under this agreement and also including

               responsibility for handling the business of Pro-Fac with the

               Springfield Bank for Cooperatives and any other banks with which Pro-Fac may do business.

                         56.   Asset Management.  Pro-Fac agrees that

               Curtice-Burns shall have possession of its properties, both real and personal, money, all other assets and the business of Pro-Fac during the term hereof for the purpose of carrying on the business of Pro-Fac as authorized by its certificate of incorporation and bylaws.

                         57.  Financial Management.  All moneys and

               receipts derived from the business of Pro-Fac shall be the property of Pro-Fac but shall be deposited in such

               depositories in the name of Curtice-Burns as shall be

               determined by resolution of the board of directors of

               Curtice-Burns, subject to withdrawal by Curtice-Burns in the course of Pro-Fac business.

                         58.  Financial Agency.  All checks, drafts, orders

               or other instruments for the payment of money shall be

               signed and endorsed by Curtice-Burns in the name of Pro-Fac.

                         59.  Payment of Expenses.  From revenue derived

               from the operation of Pro-Fac business Curtice-Burns shall pay all costs and expenses of such business, including, but not limited to, taxes, insurance, interest, depreciation,

               amortization, repairs, refunds, bonuses, legal and

               accounting fees, licenses, transportation, service,

               promotion, and any and all other expenses necessary or

               incident to operate the business of and comply with the

               legal commitments made by Pro-Fac.

                         60.  Books of Account.  All accounting records and

               books of account necessary for Curtice-Burns to perform its obligations hereunder shall be kept at such office of

               Curtice-Burns as it deems appropriate.

                         61.  Standard of Care.  Curtice-Burns will manage

               the business of Pro-Fac according to the best ability of its officers, but without accountability for mistakes or errors of judgment or for any losses arising from negligence, fire,

               water or casualty or from any other causes except for such losses resulting from gross negligence or willful

               misconduct.

                         62.  Policy Established by Pro-Fac Board of

               Directors.  The supervision and management of the business of Pro-Fac by Curtice-Burns pursuant to this agreement shall be in accordance with the general policies formulated and

               approved by the board of directors of Pro-Fac, which by this agreement only delegates to Curtice-Burns the authority to manage and operate the business of Pro-Fac in its normal

               course, limited by the provisions of law as to the

               delegation of authority by a corporate board of directors.

               Curtice-Burns shall consult Pro-Fac and its board of

               directors on any matter which, by reason of its size or its nature, is not in the ordinary course of business.

                         63.   Access to Records.  Pro-Fac, through its

               officers and board of directors, shall have free access to all the books and records of both Curtice-Burns and Pro-Fac related to the business of Pro-Fac. Curtice-Burns will also make available to the Pro-Fac officers and board of

               directors such operating and financial statements as the

               board may deem necessary and proper to keep Pro-Fac fully

               informed of the operation of its business.

                         64.  Hiring Authority.  Curtice-Burns shall hire,

               pay and at its pleasure discharge or transfer, supervise and direct all persons employed in the business of Pro-Fac

               during the term of this agreement.  The chief executive

               officer of Curtice-Burns, with the approval of the board of directors of Pro-Fac, shall hire and discharge or transfer the chief executive officer of Pro-Fac, who shall be an

               officer of Pro-Fac with the title of general manager.

               Employees handling money shall be bonded in accordance with the requirements of the New York Cooperative Corporation Law and in such amounts as may be determined by the board of

               directors of Pro-Fac.  Employees operating under this

               agreement shall, for all purposes, be employees of Curtice-

               Burns, shall be paid by Curtice-Burns, and shall be entitled to welfare, pension and insurance and similar benefits,

               either statutory or voluntary, on the same basis and under the same rules as other employees of Curtice-Burns who are similarly situated.  Pro-Fac shall reimburse curtice-Burns for the cost of such employees.

                                          GENERAL

                         65.  Assignment.  This agreement may not be

               assigned by either party without the written consent of the other.

                         66.  Arbitration. Should any dispute arise under

               this agreement, such dispute shall be resolved by three

               arbitrators, one appointed by Pro-Fac, one appointed by

               Curtice Burns and a third chosen by the two arbitrators so selected by the parties.  The determination by a majority of the arbitrators shall be final.

                         67.   Election of Directors.  So long as this

               agreement is in effect the nominating committee of the board of directors  of Curtice Burns shall nominate a person

               designated by Pro-Fac for election each year as a director of Curtice Burns, and the Pro-Fac board of directors shall as provided in the Pro-Fac bylaws elect as a public director of Pro-Fac the person so designated by Curtice Burns.

                         68.  Not A Partnership.  Nothing in this agreement

               shall be construed to have created a partnership between the parties hereto.

                         69.  Amendment.  This agreement may be amended or

               modified only by a written statement of such amendment or

               modification duly signed by each of the parties.

                         70.  Headings.  The headings preceding the text of

               paragraphs of this agreement are for convenience only and

               shall not be deemed part of this agreement.

                         71.  Applicable Law.  This agreement shall be

               governed by and construed in accordance with the laws of the

               State of New York.

                         72.  Renewal Option.  Curtice Burns shall have the

               right to extend this agreement for a period of five years

               beginning June 28, 1997 upon written notice to Pro-Fac

               before June 30, 1996.  Thereafter, Curtice Burns shall also have an additional right to extend this agreement for

               another five years beginning June 29, 2002 upon written

               notice to Pro-Fac no later than June 30, 2001.  At the time notice of renewal is given by Curtice Burns under either

               option to renew, either party may propose a change in the

               amounts to be paid by Curtice Burns as provided in

               paragraph 52 hereof during the term of such renewal.  The

               amounts to be paid by Curtice Burns during such term shall then be promptly negotiated by the parties.  If the parties are unable to agree, then the issue shall be settled by

               arbitration as provided in paragraph 67.  Any dispute

               concerning such amounts to be paid pursuant to the

               provisions of this paragraph shall in no way invalidate the exercise of either renewal option by Curtice Burns, and upon such exercise the agreement shall be deemed renewed, subject only to the resolution of any dispute as to the amount to be paid as herein provided.





                         IN WITNESS WHEREOF the parties have each caused

               this agreement to be entered into and executed as of

               June 27, 1992.

                                        Pro-Fac Cooperative, Inc.


                                        By: /s/ Robert V. Call
                                            Robert V. Call, Jr. - President


                                        By: /s/ Roy A. Myers
                                            Roy A. Myers - General Manager



                                        Curtice Burns Foods, Inc.


                                        By: /s/ Donald E. Pease
                                            Donald E. Pease
                                            Chairman of the Board


                                        By: /s/ David J. McDonald
                                            David J. McDonald - President

                                     EXHIBIT B




                         CBF PRESENTATION - PRO-FAC ANNUAL MEETING

                               GRAND RAPIDS - JANUARY, 1993

                                 WHICH WAY TO THE FUTURE?

               (SLIDE 1 - TITLE)  GOOD AFTERNOON, LADIES AND GENTLEMEN.  AS

               YOU CAN SEE FROM THE TITLE OF THIS PRESENTATION, I'M NOT

               GOING TO SPEND TIME TODAY ON THE PAST -- I'M GOING TO LOOK

               TO THE FUTURE OF THIS GREAT AND UNIQUE JOINT VENTURE BETWEEN

               CURTICE BURNS FOODS AND PRO-FAC CO-OPERATIVE.  I SEE A VERY

               EXCITING AND SUCCESSFUL FUTURE FOR OUR JOINT VENTURE, IF --

               AND ONLY IF -- WE STRENGTHEN OUR WILL TO ACCELERATE THE

               CHANGES WE HAVE ALREADY BEGUN IN OUR ORGANIZATION AND IN OUR

               STRATEGIES SO THAT WE CAN COPE MORE EFFECTIVELY WITH THE

               INCREASED RATE OF CHANGE AND THE INCREASED COMPETITIVE

               PRESSURES NOW UNFOLDING IN THE FOOD BUSINESS.



               ACTUALLY, THE FUTURE OF THE FOOD BUSINESS IS HERE WITH US

               TODAY!



               (SLIDE 2 - SALES SLOWDOWN & PROFIT PRESSURE)  CHANGES HAVE

               BEEN OCCURRING IN THE FOOD BUSINESS DURING THE PAST TEN

               YEARS AT AN ACCELERATING RATE, AND AS OF TODAY THEY HAVE

               REACHED A CRITICAL MASS WHICH IS NEGATIVELY IMPACTING OUR

               JOINT VENTURE -- SLOWING THE RATE OF SALES GROWTH AND

               PLACING SIGNIFICANT PRESSURES ON PROFITABILITY.  HERE IS

               WHAT THE FUTURE OF THE FOOD BUSINESS LOOKS LIKE -- TODAY!



               1.   (SLIDE 3 -- INDUSTRY CONSOLIDATION)  FIRST, THERE IS

                    THE CONSOLIDATION OF THE INDUSTRY.  THIS HAS REACHED

                    CRITICAL MASS IN BOTH AREAS OF THE INDUSTRY -- OUR

                    COMPETITORS AND OUR CUSTOMERS.



               CONSOLIDATION OF OUR CUSTOMERS HAS GENERATED A REDUCED

               NUMBER OF VERY LARGE CUSTOMERS WHO ARE BEGINNING TO DOMINATE

               THE BUSINESS -- EITHER DIRECTLY, OR BY THE MANNER IN WHICH

               THEY CAUSE THEIR COMPETITORS TO EMULATE THEIR BUSINESS

               PRACTICES.  WAL-MART NOW HAS OVER 1,800 STORES STRETCHING

               FROM COAST TO COAST -- AND THEIR PIE FILLING BUSINESS NOT

               ONLY IS A VERY LARGE PIECE OF BUSINESS FOR US, BUT ALSO SETS

               THE PRICING STRUCTURE FOR MUCH OF THE REMAINDER OF OUR PIE

               FILLING BUSINESS.  FOOD LION, A TRADITIONAL GROCERY ACCOUNT

               WHICH NOW STRETCHES FROM FLORIDA TO PENNSYLVANIA AND FROM

               THE CAROLINAS TO TEXAS, IS THAT NEW ANIMAL ON THE SCENE --

               THE "POWER BUYER".



               FOOD LION HAS CENTRALIZED IN ONE OFFICE THEIR BUYING FOR ALL

               OF THEIR 1,000 STORES, AND IN SELLING TO FOOD LION IN THIS

               ENVIRONMENT IT HAS ALMOST REACHED THE POINT AT WHICH THEY

               TELL YOU WHAT YOUR PRICE WILL BE RATHER THAN YOU TELL THEM.

               PUBLIX AND WINN DIXIE BOTH HAVE TO COMPETE WITH FOOD LION IN

               MUCH OF THEIR TERRITORY, AND AS YOU MIGHT EXPECT, THESE

               ACCOUNTS -- WHO USED TO HAVE GENTLEMANLY, GOOD OLD BOY

               BUYERS THROUGHOUT THEIR DIVISIONALIZED BUYING OFFICES --

               HAVE NOW CENTRALIZED THEIR BUYING TO COMPETE WITH FOOD LION,

               AND BELIEVE ME, THERE AIN'T NO MORE MR. NICE GUY.



               DOING BUSINESS NOW WITH THESE GIANT ACCOUNTS ARE GIANT FOOD

               COMPANIES -- 0UR COMPETITORS.  THE TOP 50 FOOD PROCESSORS IN

               THIS COUNTRY ACCOUNTED FOR 65% OF THE ASSETS EMPLOYED IN THE

               FOOD BUSINESS IN 1980; IN 1992, THEY ACCOUNTED FOR 87% OF

               THESE ASSETS.

               SO WE HAVE GIANT FOOD PROCESSORS BEGINNING TO DOMINATE DOING

               BUSINESS WITH GIANT FOOD RETAILERS AND WHOLESALERS, WHILE

               THE MID-SIZE COMPANIES -- SUCH AS OUR NINE OPERATING

               DIVISIONS -- FIND IT MORE AND MORE DIFFICULT TO STAND OUT IN

               THIS ENVIRONMENT.



               2.   (SLIDE 4 - PRICE COMPETITION)  HISTORICALLY IN THE FOOD

                    BUSINESS, PROCESSORS HAVE BEEN ABLE TO RAISE PRICES TO

                    COVER INFLATIONARY INCREASES AND PROTECT MARGINS.

                    INDEED, FOR MUCH OF THE DECADE OF THE 80'S, FOOD

                    PROCESSORS WERE ABLE TO RAISE PRICES BEYOND THE RATE OF

                    INFLATION TO INCREASE MARGINS.  THOSE DAYS ARE GONE!



               DRIVEN BY A NUMBER OF FACTORS -- IN PART BY THE CURRENT

               RECESSIONARY ECONOMY, IN LARGER MEASURE BY THE SHIFT IN

               CONSUMER ATTITUDES TO AN EMPHASIS ON VALUE, AND PERHAPS IN

               LARGEST MEASURE BY THEIR GROWING POWER OVER SUPPLIERS -- OUR

               CUSTOMERS ARE PUTTING UNPARALLELED PRESSURE ON HOLDING

               SUPPLIER PRICES DOWN, AND WITH INFLATION STILL A REALITY IN

               OUR ECONOMY ALBEIT AT A LOWER RATE, THIS PRICING PRESSURE

               PUTS NEGATIVE PRESSURE ON PROCESSOR MARGINS.



               AS DICK CURRIE, CHAIRMAN OF LOBLAW COMPANIES IN CANADA, HAS

               REPEATEDLY WARNED SUPPLIERS:  WE WILL NO LONGER ACCEPT YOUR

               PRICE INCREASES.  PERIOD!



               3.   (SLIDE 5 - PRIVATE LABEL)  THE EUROPEANIZATION OF

                    AMERICA IS WELL ON ITS WAY -- AT LEAST IN THE GROCERY

                    BUSINESS.  DID YOU KNOW THAT RETAILERS DOING 24% OF

                    GROCERY VOLUME IN THE UNITED STATES ARE OWNED BY

                    EUROPEAN COMPANIES?



                    IN EUROPE, RETAILERS HAVE FOR SEVERAL DECADES BEEN

                    DEVELOPING STRONG PRIVATE LABELS WHICH SERVE AS THEIR

                    MEANS OF DIFFERENTIATING THEMSELVES FROM THEIR

                    COMPETITORS.



                    VISIT A MARKS & SPENCERS RETAIL FOOD OUTLET IN THE

                    U.K., AND YOU WILL FIND I WOULD ESTIMATE 80 - 90% OF

                    THE SHELF SPACE OCCUPIED BY THEIR PRIVATE LABEL.



                    VISIT A LOBLAWS STORE IN CANADA, AND YOU WILL SEE THE

                    MOST SOPHISTICATED PRIVATE LABEL PROGRAM ON THIS

                    CONTINENT -- A DUAL LEVEL PRIVATE LABEL PROGRAM WITH A

                    PRESIDENT'S CHOICE PRIVATE LABEL WHICH PROVIDES QUALITY

                    EQUAL TO OR BETTER THAN THE BRANDS AT AN EQUAL OR ONLY

                    SLIGHTLY LOWER PRICE, AND A NO-NAME STORE LABEL PROGRAM

                    WHICH PROVIDES DRAMATIC PRICE REDUCTIONS BUT AT SOME

                    REDUCED QUALITY LEVEL.  ONE MEASURE OF THE STRENGTH OF

                    THIS PROGRAM IS THE FACT THAT LOBLAW WHICH OWNS ONLY

                    25% OF THE TOTAL GROCERY BUSINESS, CONTROLS 50% OF THE

                    CHOCOLATE CHIP COOKIE BUSINESS WITH THEIR PRESIDENT'S

                    CHOICE DECADENT CHOCOLATE CHIP COOKIE.



                    WHAT DOES THIS MEAN FOR FOOD PROCESSORS?  IT MEANS THAT

                    THE SHELF OF THE FUTURE IN LARGE CATEGORIES WILL

                    CONTAIN NO MORE THAN ONE OR TWO BRANDS WHICH HAVE MAJOR

                    CONSUMER FRANCHISES SUPPORTED BY HEAVY ADVERTISING, AND

                    ONE TO TWO PRIVATE LABEL ENTRIES.  IN SMALLER, NICHE

                    CATEGORIES, THERE WILL PROBABLY ONLY BE PRIVATE LABEL

                    REPRESENTATION.



               4.   (SLIDE 6 - ZERO SUM GAME)  AND FINALLY, IT IS IMPORTANT

                    TO NOTE THAT THE FOOD BUSINESS IS ESSENTIALLY A ZERO

                    SUM GAME.  BY THIS I MEAN THAT THERE IS NO MAJOR GROWTH

                    IN THE FOOD BUSINESS, BEYOND POPULATION GROWTH -- WHICH

                    IS RUNNING AROUND ONLY 1% PER YEAR.



                    THIS IS MUCH MORE SIGNIFICANT THAN IT MAY APPEAR AT

                    FIRST.  THE FUNCTION OF MANAGEMENT IS TO INCREASE

                    SHAREHOLDER VALUE, AND YOU DO THIS BY INCREASING

                    DIVIDENDS AND GENERATING STOCK APPRECIATION FOR OUR CBF

                    INVESTORS -- AND BY INCREASING EARNINGS ABOVE CMV AND

                    INCREASING AGRICULTURAL TONNAGE SALES FOR OUR PRO-FAC

                    INVESTORS.  INCREASES IN DIVIDENDS AND EARNINGS ABOVE

                    CMV AND STOCK APPRECIATION ARE DRIVEN BY INCREASED

                    EARNINGS.  IN EVEN A MILDLY INFLATIONARY ECONOMY, AND

                    WITH STABLE TO DECLINING MARGINS, IT IS IMPOSSIBLE OVER

                    THE LONG HAUL TO COST REDUCE YOURSELF TO THE KIND OF

                    PROFITABILITY GAINS NECESSARY TO DRIVE THESE FACTORS.

                    YOU MUST GET THESE PROFITABILITY GAINS FROM SALES

                    GROWTH.

                    HOWEVER, IF THERE IS NO MARKET GROWTH -- A ZERO-SUM

                    GAME -- YOU MUST GET YOUR GROWTH FROM YOUR COMPETITOR

                    YOU MUST TAKE IT AWAY FROM HIM.  AND BELIEVE ME, HE'S

                    TRYING TO DO THE SAME THING -- TAKE IT AWAY FROM YOU.



                    (SLIDE 7 - WINNERS/LOSERS)  WHAT THIS MEANS IS REALLY

                    QUITE SIMPLE:  THERE ARE ONLY TWO TYPES OF FOOD

                    PROCESSORS TODAY AND ON INTO THE FUTURE -- LOSERS OR

                    WINNERS.  YOU EITHER GIVE AND YOU'RE A LOSER, OR YOU

                    TAKE AND YOU'RE A WINNER!



               OUR JOINT VENTURE HAS A LONG HISTORY OF BEING A WINNER.

               FROM THE BEGINNING OF THE JOINT VENTURE UP THROUGH THE EARLY

               80'S, OUR STRATEGY WORKED REMARKABLY WELL.



               WE BOUGHT SMALL REGIONAL FOOD PROCESSORS AT BARGAIN PRICES,

               IMPROVED THEIR OPERATING RESULTS, AND USED THE INCREASED

               EARNINGS TO KEEP THE CYCLE GOING.



               (SLIDE 8 - WHICH WAY TO THE FUTURE?)  IN THE MID-80'S WHEN

               FOOD COMPANY ACQUISITION PRICES SKYROCKETED, THIS STRATEGY

               HIT SOME VERY ROCKY GROUND.  AND AS BRANDED COMPETITION

               INTENSIFIED IN THE LATE 80'S, OUR EFFORTS TO COMPETE WITH

               THE MAJOR BRANDS IN THIS COUNTRY MET WITH ONLY MIXED SUCCESS

               -- TODAY WE HAVE MORE OF OUR BRANDED PRODUCTS GOING DOWN IN

               SHARE THAN WE HAVE STEADY OR GAINING IN SHARE.  CLEARLY, WE

               MUST INTENSIFY OUR EFFORTS TO CHANGE IN ORDER TO DEAL WITH

               THE REALITIES OF TODAY'S FOOD BUSINESS.  HERE IS WHAT WE ARE

               DOING.



               (SLIDE 9 - CORP. STRATEGY REVIEW/DEVELOPMENT)  A TASK GROUP

               HAS BEEN FORMED OF SENIOR OFFICERS -- INCLUDING ROY MYERS,

               PRO-FAC'S GENERAL MANAGER -- TO REVIEW STRATEGY OPTIONS FOR

               CURTICE BURNS FOODS, AND TO SELECT THE OPTIMUM STRATEGY.

               THIS GROUP IS SEEKING TO BRING TO BEAR THE BEST POSSIBLE

               RESOURCES IN DEVELOPMENT OF NEW STRATEGIES, INCLUDING

               OUTSIDE STRATEGIC CONSULTING ORGANIZATIONS.  THIS IS NOT AN

               EASY TASK -- IT WILL BE AN ARDUOUS AND TIME CONSUMING

               ENDEAVOR, AND WE EXPECT THAT IT WILL NOT BE COMPLETED UNTIL

               JANUARY '94.



               THE NEW INITIATIVE REPRESENTS THE REALIZATION THAT NEW

               DIRECTIONS ARE REQUIRED TO DEAL WITH THE REALITIES OF THE

               FOOD BUSINESS OF TODAY -- IT REPRESENTS THE DETERMINATION TO

               TIGHTEN OUR FOCUS, TO STRENGTHEN OUR COMMITMENT TO CERTAIN

               SPECIFIC DIRECTIONS, AND TO IMPLEMENT WITH A COHESIVENESS

               AND INTENSITY A STRATEGY WHICH WILL CARRY FORWARD THE

               WINNING TRADITION OF THIS GREAT JOINT VENTURE.

               BUT JANUARY '94 IS A LONG WAY OFF.  WHAT ARE WE DOING IN THE

               MEANTIME TO GROW THE EARNINGS AND THE AGRICULTURAL TONNAGE

               OF THIS JOINT VENTURE?



               (SLIDE 10 - CLEAR THE DECKS)  WE ARE ACCELERATING OUR

               EFFORTS TO "CLEAR THE DECKS".  WE CAME INTO F'93 WITH THREE

               TROUBLED ACQUISITIONS.

               IN THE CASE OF OUR LUCCA FROZEN ENTREE BUSINESS, THE

               CONSOLIDATION WITH NALLEY'S U.S. WHICH WAS COMPLETED AT THE

               END OF F'92 PRODUCED A DRAMATIC REDUCTION IN THE LOSSES

               GENERATED BY THIS BUSINESS -- BUT THE BUSINESS WAS STILL

               LOSING MONEY, AND IT DID NOT APPEAR THAT WE COULD FIX THE

               PROBLEM.  AS A RESULT, THE LUCCA BUSINESS HAS BEEN SOLD TO A

               FIRM WITH THE SYNERGIES NECESSARY TO MAKE THAT FROZEN ENTREE

               BUSINESS PROFITABLE FOR THEM.  THANKS TO THE EFFORTS OF DAVE

               MCDONALD, THE "DECKS HAVE BEEN CLEARED" WITH REGARD TO THE

               LUCCA FROZEN ENTREE BUSINESS.  WE STILL HAVE TWO REMAINING

               SIGNIFICANT PROBLEMS, AND DAVE HAS AGGRESSIVE PROGRAMS

               UNDERWAY TO GET THOSE BUSINESSES ON A PROFITABLE FOOTING IN

               THE VERY NEAR TERM -- AND IF THAT DOES NOT PROVE TO BE

               PRACTICAL, WE WILL HAVE TO SELL THOSE BUSINESSES ALSO.

               EITHER WAY, WE'VE GOT TO GET THOSE PROBLEMS BEHIND US

               RELATIVELY QUICKLY -- WE'VE GOT TO "CLEAR THE DECKS", SO

               THAT WE CAN FOCUS ON MOVING THIS BUSINESS FORWARD.



               (SLIDE 11 -- INTENSIFY CURRENT EFFORTS)  ADDITIONALLY, WE'VE

               GOT TO INTENSIFY THE EFFORTS CURRENTLY UNDERWAY TO BUILD OUR

               SALES VOLUME AND REDUCE OUR COSTS.  THESE EFFORTS ARE MANY

               AND VARIED, AND THEY CUT ACROSS ALL DIVISIONS.  ROY MYERS

               TOUCHED ON A NUMBER OF THE MAJOR COST REDUCTION PROGRAMS.

               IN THE LIMITED TIME I HAVE THIS AFTERNOON, IT'S IMPOSSIBLE

               TO COVER THE FULL SPECTRUM OF DIVISION ACTIVITIES TO GROW

               THEIR SALES VOLUME.  HOWEVER, I WOULD LIKE TO HIGHLIGHT

               THREE SUCH PROGRAMS.



               (SLIDE 12 - NALLEY'S U.S. PICKLE SALES VOLUME)  THE FIRST IS

               THE NALLEY U.S. PICKLE BUSINESS.  THIS IS A CLASSIC EXAMPLE

               OF THE SUCCESSFUL COLLABORATION OF PRO-FAC AND CURTICE BURNS

               TO BUILD AGRICULTURAL TONNAGE AND EARNINGS IN THE FOOD

               BUSINESS.  IT BEGAN WITH THE CONSTRUCTION OF A NEW PICKLE

               PLANT IN 1982.  IT CONTINUED WITH THE ACQUISITION OF THE

               FARMAN BROS. PICKLE COMPANY IN 1987, AND THE SUCCESSFUL

               INTEGRATION OF THAT BUSINESS INTO THE NALLEY'S OPERATION.

               THE RESULTS SPEAK FOR THEMSELVES -- A 35% INCREASE IN PICKLE

               POUND SALES OVER THAT PERIOD OF TIME.  (SLIDE 13 - NALLEY

               PICKLE EARNINGS)  AND IN THAT SAME PERIOD OF TIME THE

               EARNINGS OF OUR JOINT VENTURE FROM THE NALLEY U.S. PICKLE

               BUSINESS MORE THAN QUADRUPLED.



               IS THIS THE END OF THE STORY?  NO WAY.  OUR PROGRESS IN THE

               PICKLE BUSINESS CONTINUES ON A VARIETY OF FRONTS.  OUR

               NORTHWEST CUCUMBER GROWERS ARE WORKING WITH MECHANICAL

               HARVESTING TO LOWER GROWING COSTS.  OUR NALLEY'S U.S. SALES

               AND MARKETING TEAM CONTINUES TO DEVELOP PROGRAMS TO BUILD

               THEIR VOLUME.  (SLIDE 14 - NALLEY PLASTIC JAR)  ONE EXAMPLE

               IS THEIR TEST INTRODUCTION OF A PLASTIC 46 OZ. PICKLE JAR --

               THE FIRST IN THE INDUSTRY.



               FOR THOSE CONSUMERS WITH CONCERNS ABOUT BREAKAGE WITH THE

               LARGE GLASS PICKLE JAR -- PARTICULARLY THOSE CONSUMERS WITH

               YOUNG CHILDREN, RESEARCH HAS INDICATED THIS SHATTERPROOF JAR

               WILL BE A VERY ATTRACTIVE PACKAGE.



               (SLIDE 15 - WALLA WALLA ONION DILL AND DILLEST DILL)

               NALLEY'S CONTINUES TO BE ACTIVE WITH NEW PICKLE PRODUCTS --

               THE LATEST BEING NALLEY'S WALLA ONION DILLS AND NALLEY'S

               DILLEST DILLS, BOTH CONTINUING NALLEY'S REGIONAL SELLING

               PROPOSITION:  THE UNIQUE FLAVORS OF THE GREAT NORTHWEST.

               LISTEN TO THIS RADIO ADVERTISING WITH WHICH NALLEY'S HAS

               INTRODUCED THESE NEW PRODUCTS (SLIDE 16 - VIDEO TAPE OF

               NALLEY'S JARS AND AUDIO OF RADIO COMMERCIAL).



               (SLIDE 17 - DEL MONTE CO-PACK)  TO TOP IT ALL OFF, NALLEY'S

               U.S. MANAGEMENT IS JUST ABOUT TO SIGN A MULTI-YEAR CONTRACT

               WITH THE DEL MONTE CORPORATION TO CO-PACK DEL MONTE'S

               PICKLES, REPLACING THE VLASIC DIVISION OF CAMPBELL SOUP AS

               CO-PACKER.  THE CONTRACT CALLS FOR THIS PRODUCTION TO BEGIN

               WITH THE CALENDAR '94 CROP, ALTHOUGH NALLEY'S MANAGEMENT IS

               FOR OBVIOUS REASONS PUSHING TO BEGIN WITH THE CALENDAR '93

               CROP.



               THE RESULTS WILL BE VERY SIGNIFICANT WITH REGARD TO THE

               PICKLE BUSINESS OF OUR JOINT VENTURE, WITH POUND SALES

               INCREASING 16% BEYOND THE LEVELS WHICH I SHOWED YOU EARLIER

               -- AND OUR JOINT VENTURE EARNINGS INCREASING 31%.



               (SLIDE 18 - NALLEY'S CANADA EARNINGS)  LET'S TAKE A QUICK

               TRIP NORTH OF NALLEY'S U.S. TO NALLEY'S CANADA, WHERE AS YOU

               CAN SEE OUR JOINT VENTURE EARNINGS HAVE INCREASED 46% OVER

               THE LAST FIVE YEARS, SETTING ALL TIME HISTORICAL RECORDS.



               (SLIDE 19 - NALLEY CHIP AND SNACK EARNINGS)  THIS HAS BEEN

               DRIVEN PRIMARILY BY A DRAMATIC EARNINGS TURNAROUND IN THE

               NALLEY CANADA CHIP AND SNACK BUSINESS, WHICH WAS IN A LOSS

               POSITION FIVE YEARS AGO AND NOW ACCOUNTS FOR OVER 60% OF THE

               DIVISIONS'S EARNINGS.



               (SLIDE 20 - NALLEY'S CANADA CHIP AND SNACK VOLUME)  THIS

               IMPRESSIVE GAIN IN JOINT VENTURE EARNINGS HAS BEEN DRIVEN BY

               A SPECTACULAR INCREASE IN POUND SALES VOLUME -- AS YOU CAN

               SEE FROM THIS CHART, THE POUND SALES HAVE ALMOST QUADRUPLED

               IN THIS SAME FIVE-YEAR PERIOD OF TIME.  THESE IMPRESSIVE

               VOLUME GAINS HAVE BEEN DRIVEN BY A VARIETY OF CREATIVE AND

               AGGRESSIVELY PURSUED MARKETING AND SALES PROGRAMS --

               (SLIDE 20-A - PHOTO OF SUPER CRUNCH) -- ONE OF WHICH IS THE

               INTRODUCTION OF NALLEY'S SUPER CRUNCH POTATO CHIPS WHICH

               BUILDS ON THE INCREDIBLE POPULARITY OF THE NATIONAL HOCKEY

               LEAGUE IN CANADA.



               LET'S TAKE A LOOK AT THE ADVERTISING FOR THIS NEW PRODUCT

               LINE (SLIDE 21 - SUPER CRUNCH COMMERCIAL).



               (SLIDE 22 - CMF TURN-AROUND)  AND NOW AN EXAMPLE OF HOW WE

               ARE INTENSIFYING OUR EFFORTS TO IMPROVE EARNINGS WHICH IS

               CLOSER TO HOME FOR MOST OF YOU HERE.  COMSTOCK MICHIGAN

               FRUIT, AS YOU KNOW, EMBARKED ON A MAJOR TURN-AROUND PROGRAM

               FOLLOWING A DRAMATIC DECLINE IN EARNINGS FROM F'88 TO F'90.

               AS YOU WILL SEE HERE, THE AGGRESSIVE AND CREATIVE EFFORTS BY

               ALL MEMBERS OF OUR JOINT VENTURE TEAM ARE SUCCEEDING MORE

               RAPIDLY THAN WE HAD EXPECTED -- THE CMF TURN-AROUND IS WELL

               ON ITS WAY!



               (SLIDE 23 - PIE FILLING EARNINGS)  AS YOU CAN SEE FROM THIS

               CHART, ONE OF THE MAIN DRIVERS OF THIS TURN-AROUND IS OUR

               PIE FILLING BUSINESS, WHERE JOINT VENTURE EARNINGS IN F'93

               WILL SET AN ALL-TIME HISTORICAL RECORD.



               (SLIDE 24 - PIE FILLING POUND SALES)  HOWEVER, THE POUND

               SALES PICTURE ON CMF PIE FILLING IS NOT AS STRONG -- WHILE

               POUND SALES ARE UP 20% IN F'93 OVER F'88, THEY ARE DOWN 3%

               VERSUS THEIR PEAK IN F'90.  WE ARE NOT SATISFIED WITH THIS

               TREND, BECAUSE WE RECOGNIZE OUR RESPONSIBILITY TO THE JOINT

               VENTURE TO GENERATE LONG-TERM GAINS IN AGRICULTURAL RAW

               MATERIAL.  BASED ON A SUGGESTION WHICH CAME TO MY ATTENTION

               AT A MICHIGAN REGIONAL PRO-FAC MEETING A COUPLE OF YEARS

               AGO, WE DID SOME RESEARCH ON THE IDEA OF INCREASING THE

               FRUIT CONTENT OF OUR PIE FILLINGS.  (SLIDE 23 - PHOTOS OF

               INCREASED FRUIT CHERRY PIE FILLING)  CONSUMERS REACTED VERY

               WELL TO THE CONCEPT OF A PIE FILLING WITH INCREASED FRUIT

               CONTENT, MARKETED UNDER THE SELLING PROPOSITION OF "MORE

               FRUIT -- MORE FLAVOR".

               COMSTOCK ENTERED TWO MARKETS TO TEST THIS SELLING

               PROPOSITION IN THE FALL OF '92, USING THE PRODUCTS AND

               LABELS YOU SEE HERE -- IN ONE TEST MARKET COMPLETELY

               REPLACING THE EXISTING LINE WITH THE INCREASED FRUIT

               PRODUCT, AND IN THE OTHER TEST MARKET ADDING THE INCREASED

               FRUIT PRODUCT AS A LINE EXTENSION WHILE LEAVING THE PRESENT

               PRODUCTS ON THE SHELF.  LET'S TAKE A LOOK AT THE TWO

               COMMERCIALS USED IN THESE TEST MARKETS -- REMEMBERING THAT

               ONE IS FOR THE LINE EXTENSION AND THE OTHER FOR A COMPLETE

               REPLACEMENT PRODUCT.  (SLIDE 26 - INCREASED FRUIT PIE

               FILLING COMMERCIALS)  IT IS AT THIS POINT IN TIME TOO EARLY

               TO READ THE RESULTS OF THESE TEST MARKETS.  REST ASSURED WE

               WILL DO SO AT THE EARLIEST POSSIBLE DATE, AND IF THE RESULTS

               ARE POSITIVE, EXPAND AS RAPIDLY AS POSSIBLE.



               WE UNDERSTAND THE VERY POSITIVE IMPLICATIONS OF THIS TEST

               FOR THOSE PRO-FAC MEMBERS WHO SUPPLY FRUIT FOR OUR PIE

               FILLINGS.



               (SLIDE 27 - CMF TURN-AROUND)  WE HAVE SEEN A VERY EXCITING

               TURN-AROUND IN THE EARNINGS OF THE COMSTOCK MICHIGAN FRUIT

               DIVISION DURING THE PAST 2 1/2 YEARS.

               (SLIDE 28 - PHOTO OF CMF MISSION/CULTURE STATEMENT)  ONE OF

               THE MAJOR DRIVERS OF THAT TURN-AROUND IS THE NEW CULTURE

               THAT WE ARE IN THE PROCESS OF BUILDING WITHIN CMF.  LET ME

               READ TO YOU A FEW OF THE KEY PHRASES FROM THIS CULTURE

               STATEMENT:  "PEOPLE IN OUR ORGANIZATION SHOULD EXHIBIT AN

               INDOMITABLE WILL TO WIN, THE FLEXIBILITY TO ADAPT TO

               CONTINUING CHANGE IN THE MARKETPLACE, AND THE EXTRA

               CREATIVITY AND DISCIPLINE NECESSARY TO TAKE ADVANTAGE OF OUR

               OPPORTUNITIES.  IN ORDER TO ENCOURAGE THAT COMMITMENT AND

               SUPPORT, WE MUST CREATE AN ENVIRONMENT WHICH RESPECTS THE

               INDIVIDUAL, EMPOWERS HIS OR HER CONTRIBUTION THROUGH

               COMMUNICATION AND TRAINING, TREATS MISTAKES AS A LEARNING

               EXPERIENCE, AND REWARDS SUCCESS."  SLIDE 29 - UNBEATABLE

               TEAM LOGO)  WE BELIEVE WE HAVE WITHIN COMSTOCK MICHIGAN

               FRUIT THE CAPABILITY TO BE THE UNBEATABLE TEAM!"



               (SLIDE 30 - UNBEATABLE TEAM LOGO WITH CBF AND PRO-FAC LOGO)

               I BELIEVE THAT WE HAVE WITHIN OUR JOINT VENTURE -- CURTICE

               BURNS FOODS AND PRO-FAC CO-OPERATIVE -- THE CAPABILITY TO BE

               THE UNBEATABLE TEAM!  THANK YOU.

               Curtice Burns Foods

               March 23, 1993

               To:       The Curtice Burns Foods Team

               From:     Bill Petty

               Subject: Potential Purchase of Agway Interest in Curtice Burns Foods


                    As many of you know, Agway Inc. has been thinking about
               selling their interest in Curtice Burns Foods since last fall. Agway's decision to consider the sale of its Curtice Burns shares is part of their overall strategic plan of focusing on their agriculture, consumer retailing, energy, insurance and leasing businesses. Today the board of directors of Agway authorized Agway management to actively explore this sale.

                    The board of directors of Pro-Fac Cooperative, our
               joint venture partner and the organization which finances Curtice Burns Foods, has declared its desire to purchase the Agway interest in Curtice Burns Foods. The objective of Pro-Fac's purchase would be to preserve the present structure of the unique and strong joint venture which is Curtice Burns Foods and Pro-Fac Cooperative. Such a purchase would retain for Pro-Fac's grower-members across the United States the substantial benefits of this joint venture, including development of markets for their raw product and sharing in earnings of the joint venture. A Special Committee of the Pro-Fac board has been formed to spearhead this purchase effort.

                    A Special Committee of the Curtice Burns board of
               directors has also been formed. Curtice Burns has, as I believe many of you are aware, the right of first refusal on the purchase of Agway's Curtice Burns Class B shares.

                    This situation has very positive possibilities for us,
               in that it could put control of our future in the hands of our own joint venture (the interest Agway is selling includes 99 percent of the Class B common stock, which elects two thirds of the Curtice Burns Board of directors). At the same time, it has risk for us, in that outside interests could possibly acquire control of Curtice Burns.

                    A decision by the Agway board to actually sell their
               interest in Curtice Burns is of course dependent upon their receiving an offer which is satisfactory to them regarding price, terms, etc., whether from Pro-Fac or another source. We have no way of knowing how long it will take to bring this possible purchase of Agway's interest to a conclusion, but we will keep you informed of significant developments as they occur.

                    Right now, the best thing each of us can do is to focus
               single-mindedly on the day-to-day challenges of building the sales and earnings of each of our businesses. This is the key to putting us in the strongest possible position for the future. And it is what you all do so well - it's what makes you THE UNBEATABLE TEAM!


               J. William Petty
               President

                                     EXHIBIT C




               PROFAC COOPERATIVE, INC.
               90 Linden Oaks Office Park
               Post Office Box 682
               Rochester, New York  14603
               Phone:  (716) 383-1850
               Fax:    (716) 383-1281




                                                  November 4, 1993



               To the Directors of Curtice Burns and Agway


                 Pro-Fac has recently been advised that unless it agrees
               to several demands from Curtice Burns, at the meeting of the Curtice Burns board on November 11 management will recommend that Curtice Burns terminate its 32 year joint venture with Pro-Fac.

                    Pro-Fac strongly believes that its relationship with
               Curtice Burns has been good for both sides and should be preserved if at all possible. An abrupt decision to terminate the relationship, particularly in the absence of a clear alternative course, does not appear prudent in any circumstance. Such a termination would violate duties owed to Pro-Fac by both Curtice Burns and Agway and will embroil you in litigation over management of the joint venture.

                    Pro-Fac has bent over backwards to try to accommodate
               the legitimate goals of Curtice Burns, including agreeing to the sale of National Oats over the objection of our largest member. Pro-Fac has also agreed to the sale of Hiland and Meat Snacks on the same terms as National Oats, subject only to those sale not being used to the detriment of Pro-Fac. Curtice Burns and Agway, by contrast, have tried to shut Pro-Fac out of the process, despite the clear need to involve Pro-Fac in any sale of Curtice Burns.

                    The Special Committee of the Pro-Fac board has prepared
               this statement for you in the hope that it will help you to understand the position of Pro-Fac on these issues and to show how they may be resolved without acrimonious litigation over an attempt to terminate the Integrated Agreement.

               Trust Between Venturers

                    Pro-Fac and Curtice Burns have long operated as a joint
               venture between growers and processors for their mutual benefit. Pro-Fac has always provided at least half the equity and most of the borrowed funds used in the venture. The mission statement adopted by the Curtice Burns board appropriately states that Curtice Burns is to be operated for the benefit of the members of Pro-Fac as well as for the shareholders of Curtice Burns. Curtice Burns has stated that to fulfill its mission it will ". . . assure the continuity of our successful relationship with Pro-Fac . . . whose . . . members . . . share in the economic risks and rewards of the enterprise."

                    As part of the joint arrangements, Curtice Burns has
               managed Pro-Fac for over three decades. Throughout that period, at the recommendation of Curtice Burns, Pro-Fac has consented to finance long-term investments at the expense of current earnings. As you know, Pro-Fac has the contractual right to a substantial share in the current earnings of the business but agreed to those growth strategies because of mutual expectations of the continuation of the joint enterprise.

                    In recent months, Curtice Burns seems to have been
               acting solely to further the interest of its shareholders, disregarding the years of investments by Pro-Fac, reducing the return to its members and instead having Agway and the other shareholders of Curtice Burns. In fact, Agway has advised us that it has instructed its directors of Curtice Burns to conduct the business solely for the benefit of shareholders of Curtice Burns, without any regard to Pro-Fac. Having seen its growth strategy result in assets worth substantially more than book value, Curtice Burns now is attempting to deny Pro-Fac its rightful share of that value and to penalize Pro-Fac by charging it with the Curtice Burns' failures.


               Pro-Fac Proposal

                    Pro-Fac continues to believe that its proposal to
               acquire Curtice Burns at a substantial premium to market provides the best solution for all parties.

                    Agway has complained that the proposal is contingent on
               the sale of Nalley's at $217,000,000. But this is at the low end of the Nalley values set forth by the Agway and Curtice Burns' investment bankers. Moreover, Pro-Fac has offered to give any overage to the shareholders. If the Curtice Burns and Agway investment bankers are accurate in valuing Nalley's at over $217 million, all shareholders would receive approximately $22 per share.

                    Pro-Fac has requested the cooperation of management in
               exploring the sale of Nalley's so that it may remove that contingency from its offer. But Curtice Burns has said that unless Pro-Fac agrees to a termination price, it will not cooperate with Pro-Fac in the sale of Nalley's.

                    The attempts of Curtice Burns and Agway to prevent Pro-
               Fac from perfecting its offer to buy the A and B shares of Curtice Burns at a substantial premium over market violate both their obligation to Pro-Fac in the joint venture and their duty to negotiate any proposal for the benefit of the non-Agway shareholders of Curtice Burns, who should be given a chance to evaluate the Pro-Fac offer.

                    Nalley's may not be sold without the concurrence of
               both Curtice Burns and Pro-Fac. They should cooperate to see whether there is a buyer for Nalley's acceptable to both at a price sufficient to meet the contingency in the Pro-Fac offer to the shareholders of Curtice Burns. Pro-Fac has already received substantial interest in Nalley's and Curtice Burns should not stand in the way of discussions with any responsible buyers.


               Hiland and Meat Snacks

                    At the end of fiscal 1993, the Curtice Burns board
               accepted a recommendation from management that it explore termination of its relationship with Pro-Fac. At the same time the value of Meat Snacks and Hiland was written down to such an extent that it eliminated Pro-Fac earnings for the year and caused a substantial reduction in Pro-Fac equity. Now Curtice Burns proposes to take further advantage of the write-down to reduce the cost of termination.

                    Pro-Fac has agreed to approve the sale of Hiland and
               Meat Snacks, provided that the fact of the sale will not be used against Pro-Fac in determining termination payments under the integrated agreement. This condition is entirely reasonable. Curtice Burns, on the other hand, is asking you to approve a transaction which imposes substantial losses on

               Pro-Fac (almost $30 million) without giving Pro-Fac its fair share of the gain in appreciated companies. It cannot be fair for Curtice Burns to take all of its book losses in one year and reserve for itself the gains on appreciated assets -- assets that Pro-Fac financed -- only after Pro-Fac has been terminated.

                    The arrangement for the sale of Hiland and Meat Snacks
               proposed by Pro-Fac preserves both the ability of Curtice Burns to maintain that the year-end write-down was proper and that is should reduce the amount payable upon termination, as well as the ability of Pro-Fac to argue to the contrary, should it ever be necessary to determine the amount due on termination. Neither side gives up anything from its current position, and Hiland and Meat Snacks are sold to the benefit of everybody.


               Negotiation of the Termination Payments

                    Curtice Burns has been most insistent that the amount
               of termination payment under the integrated agreement be negotiated and agreed to now. By its unyielding insistence on the necessity of an agreed-upon termination amount, Curtice Burns gives the impression that it would gain a valuable advantage from such agreement. The position of Curtice Burns seems to be "either you agree to a termination price, or we will terminate you". This position is wrong and impractical.

                    In summary, Pro-Fac wants to maintain a market for
               crops of its members and to be treated fairly in light of its investment and reliance on joint management of its business by Curtice Burns. It also shares the Curtice Burns objective of greater profitability, and it believes that it is the party willing to pay the highest price for the shares of Curtice Burns.

                    We are prepared to move forward promptly to resolve the
               outstanding issues between us, most notably approval of the sale of Hiland and Meat Snacks under the condition described above. We also should cooperate to find a buyer for Nalley's so that we may conclude negotiations for the sale of Curtice Burns to Pro-Fac, the course of action we believe is in the best interests of our members and your shareholders. Pro-Fac is willing to consider any idea, including modifying the integrated agreement.

                    The alternative -- an attempt to terminate the
               integrated agreement -- will lead only to long and costly litigation. Far from ending gridlock, it is likely to intensify it through the hardening of attitudes that comes with litigation.

                    Until recently, the relationship between Curtice Burns
               and Pro-Fac has been that of productive partners. We want to do whatever we can to restore that relationship. We hope this letter will help to do so.


                                             Very truly yours,



                                             The Pro-Fac Special Committee:

                                             Robert V. Call, Jr.
                                             Albert Fazio
                                             Bruce Fox
                                             Steven Koinzan

                                          EXHIBIT 2


               PRO FAC COOPERATIVE, INC.
               90 Linden Oaks Office Park
               Post Office Box 682
               Rochester, New York 14603
               Phone:  (716) 383-1850
               Fax:    (716) 383-1281


                                                         August 4, 1994


               Board of Directors
               Curtice Burns Foods, Inc.
               90 Linden Place
               Rochester, New York 14603

               Gentlemen and Madam:

                    Through meetings with representatives of Curtice Burns,
               Agway and Dean Foods and discussions among our respective legal counsel and financial advisors during the past several weeks, it appears that the parties still have significantly different views of Pro-Fac's rights under the Integrated Agreement. One thing on which we likely all agree is that it is in no one's interest to prolong these matters.

                    Although we remain confident that in any dispute
               resolution proceeding our position would prevail, we believe a prompt resolution would permit management to go back to business as usual and not continue to be diverted by the change of control issue. To facilitate a timely resolution of these issues and as part of our settlement discussions, Pro-Fac is submitting this proposal to acquire all of the Class A and Class B Common Stock of Curtice-Burns Foods, Inc.

               Proposal; Cash Consideration

                    Pro-Fac proposes, subject to the conditions in this
               letter, to enter into a merger agreement with Curtice Burns, pursuant to which Pro-Fac would purchase the Class A Common Stock and Class B Common Stock of Curtice Burns at a price of $19.00 per share in cash to the Curtice Burns shareholders. This proposal is based on the assumption that 6,628,430 and 2,056,876 shares of Class A Common Stock and Class B Common Stock, respectively, are outstanding, that 281,144 shares of Class A Common Stock are issuable pursuant to in-the-money options outstanding, that gross proceeds of approximately $3,700,000 would be received by Curtice Burns upon the exercise of such options and that such shares outstanding and such shares issuable upon the exercise of in-the-money options (collectively, the "Shares") are the only shares required to be purchased.

               Additional Value

                    As part of the consummation of the transaction and as
               additional considerable to Curtice Burns and its shareholders, Pro-Fac would relinquish its claims against Curtice Burns under the Integrated Agreement. As we have discussed with your legal representatives, we believe that the value of these claims represents at least $5.75 per Share, based on the amount that would be due Pro-Fac upon completion of the proposed transaction between Curtice Burns and Dean Foods Company. Based on this value, Pro-Fac's proposal to acquire the Shares is substantially higher than Dean Foods' proposal. This additional value should not be construed as an indication of what we would agree to in a cash settlement of our claims. Rather, it signifies that there may be additional value to Pro-Fac in acquiring Curtice Burns. By making this offer, Pro-Fac is not waiving any of its rights or claims.

               Financing

                    Based on conversations with senior lenders, Dillon,
               Reach & Co. Inc. ("Dillon Read") has received preliminary indications of interest in financing an acquisition by Pro-Fac of the Shares. The Springfield Bank for Cooperatives and two other AAA rated financial institutions have each individually indicated an interest in acting as agent bank in providing between $275 million and $325 million of senior secured financing commitments. In addition, Dillon Read has indicated that upon satisfactory completion of its due diligence investigation, it will issue a highly confident letter with respect to up to $175 million of subordinate debt.

                    Pro-Fac believes that it will be able to deliver to
               Curtice Burns a highly confident letter from Dillon Read as to the issuance of subordinated debt and firm commitment letters from its commercial lenders providing senior financing for the transaction within three weeks of Curtice Burns' advising Pro-Fac of its acceptance of this proposal.

                    While our clear preference was to provide you with firm
               commitments from senior lenders and a highly confident letter from Dillon Read along with this letter, the senior lenders and Dillon Read's high-yield representatives have not been allowed to conduct their due diligence investigation. As we have indicated to your representative, these investigations are necessary to give such assurances. Our financial advisors are available to discuss the proposed financing structure and the status of the bank commitments with Goldman, Sachs & Co. and Donaldson, Lufkin & Jenrette Securities Corporation.

               Member Approval

                    Pro-Fac has requested, by letter distributed today to
               its members (a copy of which is attached as Exhibit A), the approval of its members to a purchase by Pro-Fac of the Shares as described in this proposal. Pro-Fac has scheduled a series of informational meetings to discuss this proposal and a special meeting of its members on August 31, 1994, in Rochester, New York, to approve the proposed acquisition.

                    Given the significance of this transaction to its
               members, Pro-Fac is seeking this formal approval. We anticipate obtaining approval of the proposed acquisition by a majority of Pro-Fac's members. During the past several week, Pro-Fac's general manager and its directors have met with approximately 200 members in Western New York, Illinois, Illinois, Michigan, Nebraska, Georgia, Pennsylvania, Oregon and Washington. Over 90% of these members have supported an acquisition by Pro-Fac. These meetings across the country and the meetings we will hold during the next few weeks have been scheduled in order to ensure that we have member approval for the proposed acquisition in advance of the signing of definitive documentation with Curtice Burns.

               Management

                    Pro-Fac has previously reviewed with you its plan for
               management of the ongoing business. Both the Springfield Bank for Cooperatives and Dillon Read have accepted the plan for financing purposes. The plan is summarized in Schedule A to this letter.

               Other Terms

                    Pro-Fac's proposal is, of course, contingent on
               approval by the Board of Directors and shareholders of Curtice Burns. This proposal also is contingent on Curtice Burns terminating all negotiations with Dean Foods and Hormel Foods, and any other party, regarding a sale of all or part of the business of Curtice Burns, subject to the exercise of the Curtice Burns Board of Director's fiduciary duty pursuant to written advice of counsel to Curtice Burns.

                    Pro-Fac's proposal includes the assumption that Curtice
               Burns' fees and expenses incurred in connection with the change of control issue and disputes with Pro-Fac will not exceed $7.5 million, including investment banking fees which in the aggregate (assuming completion of the transaction) will not exceed $4.985 million.

                    Except as otherwise indicated in this letter, a
               purchase by Pro-Fac of the Shares would be subject to the terms and conditions as set out in our June 7, 1994 proposal. We will be available to meet with the Curtice Burns Board of Directors to discuss this proposal in more detail, if you desire. In addition, our legal and financial advisors are prepared to meet with your respective representatives to discuss further this proposal. We would appreciate your response to this proposal by 9:00 a.m., Eastern daylight time, on August 10, 1994, after which time it may be withdrawn.


                                             Very truly yours,


                                             Roy A. Myers
                                             General Manager

               cc:  Peter J. O'Neill
                    (Agway Inc.)

                    Joseph D. Gatto
                    (Goldman, Sachs & Co.)

                    L. Price Blackford
                    (Donaldson, Lukfin & Jenrette
                     Securities Corporation)

                    Alan C. Stephenson
                    (Cravath, Swaine & Moore)

                    Dennis S. Hersch
                    (Davis Polk & Wardwell)

               Attachments:

               Schedule A   Management Plan
               Exhibit A    Letter to Members dated August 4, 1994

                                        SCHEDULE A


                                      Management Plan


               Pro-Fac's management plan for Curtice Burns, in summary, is as follows:

               bullet Pro-Fac would own the stock of Curtice Burns, but maintain its separate existence as an independent company, following the National Grape-Welch's model.

               bullet To ensure its independence from the cooperative's interest, Curtice Burns would have on its board of directors eleven directors, at least three of whom would be independent and three of whom would represent Curtice Burns' management.

               bullet Pro-Fac would leave existing management in place except for the chief executive officer of Curtice Burns. Pro-Fac, with the assistance of its independent directors and with consultation with Dillon Read and the senior lenders, would complete Pro-Fac's current search for a chief executive officer.

                                                              EXHIBIT 3


               PRO FAC COOPERATIVE, INC.
               90 Linden Oaks Office Park
               Post Office Box 682
               Rochester, New York 14603
               Phone:  (716) 383-1850
               Fax:    (716) 383-1281


                                                             August 9, 1994


               Board of Directors
               Curtice-Burns Foods, Inc.
               90 Linden Place
               Rochester, New York 14603

               Gentleman and Madam:

                    Thank you for the opportunity to discuss our August 4
               proposal with you in detail. We believe you should understand the seriousness of the proposal and the financing and Pro-Fac's intentions to complete a transaction on a timely basis.

                    We also appreciated the frank discussion on your
               concerns over resolving the outstanding disputes under the Integrated Agreement. As part of the proposal outlined in the August 4 letter, Pro-Fac will agree to an expedited schedule for arbitration beginning on the signing of the Merger Agreement, which we hope would occur immediately following our August 31 member meeting. Our counsels can work out the terms of that process during the period that the banks and Dillon Read complete due diligence.

                    On signing Merger Agreement, we would require the
               commitment of Curtice-Burns and Agway to give full support to the completion of our financing.

                    The other terms of our August 4 letter remain the same.
               This proposal expires at 9:00 a.m. on August 10, 1994.


                                             Sincerely,


                                             Roy A. Myers
                                             General Manager

                                                                  EXHIBIT 1




                           CURTICE BURNS FOODS RECEIVES REVISED
                                 PRO-FAC ACQUISITION OFFER


                         Rochester, NY, August 12, 1994 -- Curtice-Burns

               Foods, Inc. (AMEX: CBI) today announced that it received

               letters from Pro-Fac Cooperative, Inc. setting forth a

               proposal by Pro-Fac to acquire all the outstanding common

               stock of Curtice Burns for $19.00 per share in cash.  The

               proposal was subject to a number of contingencies including obtaining senior and subordinated debt financing (none of

               which has been committed).  This is the second proposal that

               Pro-Fac has submitted; the first, which was for $16.87 per share in cash, was rejected by the Curtice Burns Board of

               Directors on June 8, 1994.

                         It is not expected that the Curtice Burns Board of

               Directors will take any definitive action with respect to

               the Pro-Fac proposal until a number of the contingencies

               involved in the proposal have been clarified or resolved.

                         Curtice Burns Foods processes and markets 21

               product lines of regional branded, private label, and food service products through seven autonomously managed

               divisions located throughout the United States and Western

               Canada.